Exhibit 10.2

PURCHASE AND SALE AGREEMENT

AND ESCROW INSTRUCTIONS

BY AND BETWEEN

SELLERS

VK 3940 Stern, LLC, VK 1875 Holmes, LLC, VK 2401, LLC, VK 11351 183rd, LLC,

VK 189 Seegers, LLC & VK 1355 Holmes, LLC, each an Illinois limited liability company

and

BUYER

Plymouth Industrial REIT, Inc.,

a Maryland corporation

Dated as of: July 16, 2014

PURCHASE AND SALE AGREEMENT and escrow instructions

Buyer and Sellers hereby enter into this Purchase and Sale Agreement and Escrow Instructions (this “Agreement”) as of the Effective Date. In consideration of the mutual covenants set forth herein, Sellers agree to sell, convey, assign and transfer the Property to Buyer, and Buyer agrees to buy the Property from Sellers, on the terms and conditions set forth in this Agreement.

1. DEFINED TERMS. The terms listed below shall have the following meanings throughout this Agreement:

Approvals:	All permits, licenses, franchises, certifications, authorizations, and approvals issued by any governmental or quasi-governmental authorities for the ownership, operation, use and occupancy of the Property or any part thereof, if any, excluding applications for development approvals that have been denied.
Business Day:	Any day that is not a Saturday or Sunday or a legal holiday in the state in which the Real Property is located.
Brokers:	Cawley Chicago & Colliers International
Buyer:	Plymouth Industrial REIT, Inc., a Maryland corporation.
Buyer’s Address:	Plymouth Industrial REIT, Inc.
260 Franklin Street – 19th Floor
Boston, MA 02109
Attn: Pendleton White, Jr.
Email: pen.white@plymouthrei.com

With a copy to:

Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Attn: Kevin P. Joyce, Esq.
Jeffrey L. Vigliotti, Esq.
Email: KJoyce@brownrudnick.com
jvigliotti@brownrudnick.com

Closing:	The consummation of the sale and purchase of the Property, as described in Section 8 below.
Closing Date:	The date which is the earlier to occur of (a) thirty (30) days following the public offering made by Buyer (or its assignee or designated affiliate), or (b) September 30, 2014 (the earlier of (a) and (b), the “Scheduled Closing Date”), subject however to extension or acceleration pursuant to Section 8(d).

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Contingency Period:	The period commencing on the Effective Date and expiring at 5:00 p.m. (Eastern) on August 15, 2014.
Deposit:	Three Hundred Twenty Five Thousand and 00/100 Dollars ($325,000.00) (the “Initial Deposit”) together with any increase to same if Buyer deposits the additional sum of One Hundred Sixty Two Thousand Five Hundred and 00/100 ($162,500.00) (“Extension Deposit”) with Escrow Holder pursuant to and subject to the terms of this Agreement. The Initial Deposit and, if applicable, the Extension Deposit, are collectively, the Deposit.
Domain Rights:	If any, all rights, control and ownership of the Websites pertaining exclusively to the Real Property, if any, and all intellectual property rights and interests relating thereto or arising therefrom.
Effective Date:	July 16, 2014
Escrow Holder:	Chicago Title Insurance Company

Escrow Holder’s Address:	10 S. LaSalle St.
Chicago, IL 60603
Attn: Regina Springer
Email: regina.springer@ctt.com

Exhibits:	Exhibit A-1 Legal Description of the 3940 Stern Avenue Parcel
Exhibit A-2 Legal Description of the 1875 Holmes Road Parcel
Exhibit A-3 Legal Description of the 2401 Commerce Drive Parcel
Exhibit A-4 Legal Description of the 11351 W. 183rd Street Parcel
Exhibit A-5 Legal Description of the 189 Seegers Road Parcel
Exhibit A-6 Legal Description of the 1355 Holmes Road Parcel
Exhibit B Documents
Exhibit C Tenant Estoppel
Exhibit D Form of Special Warranty Deed
Exhibit E Bill of Sale
Exhibit F Assignment of Leases
Exhibit G Assignment of Contracts
Exhibit H FIRPTA Affidavit
Exhibit I	Intentionally Omitted
Exhibit J Seller's Closing Certificate
Exhibit K	Existing Contracts
Exhibit L	Existing Leases
Exhibit M	Rent Rolls
Exhibit N Form of Parent Guaranty
Exhibit O Disclosures

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Existing Contracts:	All written brokerage (other than the brokerage agreement regarding the sale of the Property to Buyer), service, maintenance, operating, repair, supply, purchase, consulting, professional service, advertising and other contracts to which Sellers, or their agents, representatives, employees or predecessors-in-interest is a party, relating to the operation or management of the Real Property, Personal Property, Leases, and/or Intangible Property (but excluding insurance contracts and any recorded documents evidencing the Permitted Exceptions).
Guarantor:	VK Industrial I, LP, a Delaware limited partnership
Improvements:	All buildings and other improvements owned by Sellers located on or affixed to the Land, including, without limitation, the existing buildings (the “Buildings”) containing approximately 486,212 square feet and parking lots, together with all mechanical systems (including without limitation, all heating, air conditioning and ventilating systems and overhead doors), electrical equipment, facilities, equipment, conduits, motors, appliances, boiler pressure systems and equipment, air compressors, air lines, gas-fixed unit heaters, baseboard heating systems, water heaters and water coolers, plumbing fixtures, lighting systems (including all fluorescent and mercury vapor fixtures), transformers, switches, furnaces, bus ducts, controls, risers, facilities, installations and sprinkling systems to provide fire protection, security, heat, air conditioning, ventilation, exhaust, electrical power, light, telephone, storm drainage, gas, plumbing, refrigeration, sewer and water thereto, all internet exchange facilities, telecommunications networks and facilities base IP, conduits, fiber optic cables, all cable television fixtures and antenna, elevators, escalators, incinerators, disposals, rest room fixtures and other fixtures, equipment, motors and machinery located in or upon the Buildings, and other improvements now or hereafter on the Land.
Intangible Property:	All intangible property now or on the Closing Date owned by Sellers, if any, in connection with the Real Property or the Personal Property, including without limitation all of Sellers’ right, title and interest in and to all utility arrangements (except as expressly set forth herein), warranties, guarantees, indemnities, claims, licenses, applications, permits, governmental approvals, plans, drawings, specifications, surveys, maps, licenses, authorizations, applications, permits and all other Approvals, Domain Rights and Websites that which relate solely and exclusively to the Real Property, if any, insurance proceeds and condemnation awards, if any, Sellers’ right, title and interest in all Approved Contracts relating to the Real Property or the Personal Property, or any part thereof (but not Sellers’ obligations under any Rejected Contracts (as hereinafter defined)), and all other intangible rights used in connection with or relating to the Real Property or the Personal Property or any part thereof.
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Land:	The following parcels (collectively, the “Parcels”, and each a “Parcel”) together with all rights and interests appurtenant thereto, including, without limitation, any water and mineral rights, development rights, air rights, easements and all right of Sellers in an to any strips and gores, alleys, passages or other rights-of-way: (i) that certain parcel of land commonly known as 3940 Stern Avenue, containing approximately 6.505 acres of land, located in the City of St. Charles, Kane County, Illinois, more particularly described in Exhibit A-1 attached hereto (the “3940 Stern Avenue Parcel”); (ii) that certain parcel of land commonly known as 1875 Holmes Road, containing approximately 7.4165 acres of land, located in the City of Elgin, Kane County, Illinois, more particularly described in Exhibit A-2 attached hereto (the “1875 Holmes Road Parcel”); (iii) that certain parcel of land commonly known as 2401 Commerce Drive, containing approximately 7.834 acres of land, located in the City of Libertyville, Lake County, Illinois, more particularly described in Exhibit A-3 attached hereto (the “2401 Commerce Drive Parcel”); (iv) that certain parcel of land commonly known as 11351 W. 183rd Street, containing approximately 4.77 acres of land, located in the City of Orland Park, Will County, Illinois, more particularly described in Exhibit A-4, attached hereto (the “11351 W. 183rd Street Parcel”); (v) that certain parcel of land commonly known as 189 Seegers Road, containing approximately .92 acres of land, located in the City of Elk Grove Village, Cook County, Illinois, more particularly described in Exhibit A-5 attached hereto (the “189 Seegers Road Parcel”); (vi) that certain parcel of land commonly known as 1355 Holmes Road, containing approximately 4.535 acres of land, located in the City of Elgin, Cook County, Illinois, more particularly described in Exhibit A-6 attached hereto (the “1355 Holmes Road Parcel”).
Leases:	The leases and/or licenses of space in the Real Property in effect on the date hereof as listed on Exhibit L, together with leases of space in the Property entered into after the date hereof in accordance with the terms of this Agreement, together with all amendments and guaranties thereof.
Permitted Exceptions:	All of the following: applicable zoning and building ordinances and land use regulations for which there is no violation, the lien of taxes and assessments not yet delinquent, any exclusions from coverage set forth in the jacket of any Owner's Policy of Title Insurance, any exceptions caused by Buyer, its agents, representatives or employees, the rights of the tenants, as tenants only, under the Leases, public utility easements of record without encroachment by any of the Improvements, and any matters deemed to constitute Permitted Exceptions under Section 5(d) hereof.

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Personal Property:	Any and all personal property owned by Sellers (if any) and located on the Real Property.
Property:	The Real Property, the Personal Property, the Approved Contracts (as defined in Section 4), the Leases and the Intangible Property.
Purchase Price:	The sum of Twenty Eight Million Five Hundred Thousand 00/100 Dollars ($28,500,000.00), which shall be allocated among the Property as follows:

a.	$6,944,810.00 to the 3940 Stern Avenue Parcel and all Property related thereto;
b.	$7,476,902.00 to the 1875 Holmes Parcel and all Property related thereto;
c.	$5,639,725.00 to the 2401 Commerce Parcel and all Property related thereto
d.	$2,280,980.00 to the 11351 W. 183rd Parcel and all Property related thereto
e.	$2,040,000 to the 189 Seegers Parcel and all
f.	$4,117,581.00 to the 1355 Holmes Parcel and all Property related thereto

Real Property:	The Land and the Improvements.
Sellers:	(a) VK 3940 Stern, LLC, (b) VK 1875 Holmes, LLC, (c) VK 2401, LLC, (d) VK 11351 183rd, LLC, (e) VK 189 Seegers, LLC and (f) VK 1355 Holmes, LLC (collectively, the “Sellers” and each a “Seller”)
Sellers’ Address:	Prior to August 1, 2014

Roy Splansky
Principal
Venture One Real Estate, LLC
250 Parkway Drive
Suite 370
Lincolnshire, IL 60069
Email: rls@ventureonere.com

As of August 1, 2014

Roy Splansky
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Principal
Venture One Real Estate, LLC
9500 Bryn Mawr, Suite 340
Rosemont, IL 60018
Email: rls@ventureonere.com

With a copy to:

Mason, Wenk & Berman, L.L.C.
1033 Skokie Blvd., Suite 250
Northbrook, IL 60062
Attn: Keith J. Wenk
Email: KWenk@mwblawfirm.com

Tenant Inducement Costs:	All third-party payments, costs and expenses required to be paid or provided by Sellers, as landlords, pursuant to a Lease which is in the nature of a tenant inducement, including tenant improvement costs, tenant allowances, building lease buyout costs, landlord's work costs, brokerage commissions, reimbursement of tenant moving expenses and other out-of-pocket costs.
Title Company:	Chicago Title Insurance Company with title policy(s) to be issued by Fidelity National Title Group
Websites:	If any, all domain names, web addresses and websites in which Sellers have an interest and which relate solely and exclusively to the Real Property or any portion thereof, including, but not limited to, any other name given to the Property, but expressly excluding the Venture One Real Estate, LLC website (www.ventureonere.com) and any and all rights thereto.

2.     DEPOSIT AND PAYMENT OF PURCHASE PRICE; INDEPENDENT CONSIDERATION. Prior to the expiration of the Contingency Period, Buyer shall deposit the Initial Deposit with Escrow Holder, at Escrow Holder’s office, by check or by wire transfer, funds in the amount of the Initial Deposit as a deposit on account of the Purchase Price. Immediately upon Escrow Holder’s receipt of the Initial Deposit (and, if applicable, the Extension Deposit), Escrow Holder shall place the same in a single interest-bearing account reasonably acceptable to Buyer. The Deposit shall be deemed to include any interest accrued thereon). The Deposit (as and when paid to Escrow Holder) shall be held by Escrow Holder in accordance with this Agreement, and, if applicable, in accordance with Escrow Holder's standard form of joint order escrow agreement which Buyer and Seller agree to execute in addition to this Agreement.

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If the transactions contemplated hereby close as provided herein, the Deposit shall be paid to Sellers and shall be credited toward the Purchase Price and Buyer shall pay through escrow to Sellers the balance of the Purchase Price net of all prorations and other adjustments provided for in this Agreement. If this Agreement is terminated pursuant to the terms hereof or if the transactions do not close, the Deposit shall be returned to Buyer or delivered to Sellers as otherwise specified in this Agreement.

Notwithstanding anything in this Agreement to the contrary, One Hundred and No/100 Dollars ($100.00) of the Deposit is delivered to the Escrow Holder for delivery by the Escrow Holder to Seller as “Independent Contract Consideration”, and the Deposit is reduced by the amount of the Independent Contract Consideration so delivered to Seller, which amount has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. At Closing, the Independent Contract Consideration shall not be applied to the Purchase Price.

3.     DELIVERY OF MATERIALS FOR REVIEW. On or before the date which is five (5) days after the Effective Date, Sellers shall deliver to Buyer at Buyer’s address set forth in Section 2 above, the materials listed on Exhibit B, but only to the extent in Seller’s possession (collectively, the “Documents”) for Buyer's review. In the alternative, at Sellers’ option and within the foregoing five (5) day period, Sellers may make the Documents available to Buyer on a secure web site, and in such event, Buyer agrees that any item to be delivered by Seller under this Agreement shall be deemed delivered to the extent available to Buyer on such secured web site. Without limitation on the foregoing, Sellers shall make any other documents, files and information reasonably requested by Buyer concerning the Property and which are in Sellers’ possession available for Buyer’s inspection at Seller’s general offices or such other location as shall be mutually convenient to the parties.

4.     CONTINGENCIES. Buyer’s obligation under this Agreement to purchase the Property and consummate the transactions contemplated hereby is subject to and conditioned upon, among other things, the satisfaction or waiver by Buyer, in its sole and absolute discretion and in the manner hereinafter provided, of each of the contingencies (individually, a “Contingency”, and collectively, the “Contingencies”) set forth in this Section 4 in each case within the Contingency Period.

(a)     Property Review. Beginning on the Effective Date and continuing until the expiration of the Contingency Period, Sellers shall have given Buyer an opportunity to conduct its due diligence review, investigation and analysis of the Property (the “Due Diligence Review”) independently or through agents of Buyer's own choosing, and Buyer shall have completed and shall be satisfied, in Buyer’s sole and absolute discretion, with Buyer’s Due Diligence Review, which may include, but shall not necessarily be limited to, Buyer’s review, investigation and analysis of: (i) all of the Documents; (ii) the physical condition of the Property; (iii) the adequacy and availability at reasonable prices of all necessary utilities, including, without limitation, the services necessary to operate the Improvements for Buyer’s intended use of the Property; (iv) the adequacy and suitability of applicable zoning and Approvals; (v) the Leases and the obligations from and to the tenants thereunder; (vi) market feasibility studies; and (vii) such tests and inspections of the Property as Buyer may deem necessary or desirable.

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(b)     Environmental Audit. On or before the expiration of the Contingency Period, Buyer shall have completed to the satisfaction of Buyer, in its sole and absolute discretion, an environmental audit and assessment of the Real Property (the “Environmental Audit”), including but not limited to the performance of such tests and inspections as Buyer may deem necessary or desirable, subject to the terms and provisions hereof, in order to determine the presence or absence of any Hazardous Materials (as defined in Section 12(i) hereof), provided, however, (i) that in no event shall such inspections or tests unreasonably disrupt or disturb the on-going operation of the Real Property or the rights of the Tenants and (ii) Buyer shall endeavor to seek Seller’s and the Tenant(s)’ prior written consent, which shall not be unreasonably withheld, conditioned, or delayed.

(c)     Tenant Estoppels. On or before the expiration of the Contingency Period, Buyer shall have received an estoppel certificate substantially in the form attached hereto as Exhibit C (a “Tenant Estoppel”) dated not more than thirty (30) days prior to expiration of the Contingency Period from each tenant under each of the Leases with respect to the status of such Lease, rent payments, tenant improvements, lease defaults and other matters relating to such Lease, and disclosing no defaults, disputes or other matters objectionable to Buyer in its sole and absolute discretion; provided, however, that to the extent any tenant lease provides for the delivery of a different form of estoppel certificate or an estoppel certificate that does not require the tenant to provide all of the information set forth in the Tenant Estoppel or otherwise provides that the tenant will make different statements in a certification of such nature than are set forth on the Tenant Estoppel, then Buyer shall accept any such alternate form that complies with the provisions of such tenant’s lease. In the event that an election by Buyer to extend the Closing Date would cause any Tenant Estoppel to be dated more than thirty (30) days prior to expiration of the Contingency Period, then notwithstanding the requirement Tenant Estoppels not be dated more than thirty (30) days prior to expiration of the Contingency Period, then Buyer shall not require, and Sellers shall not be required to obtain and deliver, a new Tenant Estoppel in place of any Tenant Estoppel that was timely and acceptable prior to the extension by Buyer

(d)     Board Approval. On or before the expiration of the Contingency Period, Buyer shall have obtained approval for the transaction contemplated by this Agreement from its Board of Directors (“Board Approval”).

The foregoing Due Diligence Review, Environmental Audit, Tenant Estoppel and Board Approval Contingencies are solely for Buyer’s benefit and only Buyer may determine such Contingencies to be satisfied or waived in writing. Buyer shall have the Contingency Period in which to satisfy or waive such Contingencies by delivering written notice to Sellers with a copy to Escrow Holder. A Contingency shall be deemed not to have been satisfied or waived by Buyer unless prior to the expiration of the Contingency Period, Buyer shall deliver to Sellers a written notice to such effect (each such notice being herein referred to as an “Approval Notice”).

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If Buyer provides an Approval Notice for each of the Contingencies, then the Contingencies shall be deemed satisfied or waived and the parties shall, subject to the satisfaction of all other terms and conditions applicable to the respective parties’ obligations hereunder, be obligated to proceed to Closing. If Buyer does not provide an Approval Notice with respect to any or all of the Contingencies during the Contingency Period, then such Contingency(ies) shall be deemed not satisfied or waived, and this Agreement shall automatically terminate and be of no further force and effect at the end of the Contingency Period without the further action of either party. During the Contingency Period Buyer may elect not to purchase the Property for any reason or for no reason whatsoever, all in Buyer's sole and absolute discretion. Upon any such termination, Escrow Holder shall return the Deposit (if any) to Buyer and, except for those provisions of this Agreement which expressly survive the termination of this Agreement, the parties hereto shall have no further obligations hereunder. If Buyer terminates this Agreement during the Contingency Period, Buyer shall promptly deliver to Sellers copies of all third party reports received by Sellers during the Contingency Period. In addition, and notwithstanding anything to the contrary contained in this Agreement, if Buyer does not terminate this Agreement during the Contingency Period, and Buyer fails to close the transaction in accordance with the terms of this Agreement, one-half (1/2) of the Deposit (inclusive of any Extension Deposit) shall be promptly forfeited to Sellers.

With respect to the Existing Contracts only, prior to the expiration of the Contingency Period, Buyer may furnish Sellers with a written notice of the contracts and agreements (the “Approved Contracts”) which Buyer has elected to assume at the Closing. All Existing Contracts not included in any such notice shall be excluded from the Property to be conveyed to Buyer, and are herein respectively referred to as the “Rejected Contracts”, and, if Buyer fails to deliver such notice, all Existing Contracts shall be deemed Rejected Contracts. Sellers shall at Sellers’ sole cost and expense terminate on or before the Closing Date all Rejected Contracts and shall deliver to Buyer evidence reasonably satisfactory to Buyer of Sellers’ termination on or prior to Closing of all Rejected Contracts. Notwithstanding anything contained herein to the contrary, Sellers agree to cause any existing property management agreements and any leasing listing agreements to be terminated effective as of the Closing Date and Sellers shall be solely responsible for any fees or payments due thereunder.

5.     TITLE COMMITMENT; SURVEY; SEARCHES. Buyer’s obligation to purchase the Property and to consummate the transactions contemplated hereby shall also be subject to and conditioned upon Buyer’s having approved the condition of title to the Property and a survey of the Real Property in the manner provided for in this Section 5.

(a)     Title Commitment. On or before the date which is ten (10) days of the Effective Date, Sellers shall cause the Title Company to deliver commitments for each of the Parcels (collectively the “Title Commitments” and each a “Title Commitment”) to Buyer for the Title Policies (as defined in Section 6 hereof), issued by the Title Company showing Seller as the owner of good and indefeasible fee simple title to the Real Property, together with legible copies of all documents (“Exception Documents”) referred to in Schedule B of the Title Commitment.

(b)     Survey. On or before the date which is five (5) days after the Effective Date, Sellers shall deliver to Buyer Sellers’ existing ALTA/ACSM surveys of the Real Property, and Sellers shall cooperate with Buyer, at Buyer’s sole cost and expense, to obtain an update of Sellers’ existing surveys from surveyors licensed in the state of Illinois is located, which shall be certified to Buyer, Title Company and Buyer’s lender (if applicable) with a certification in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA and NSPS in 2011 and including items 1, 2, 3, 4, 6(a), 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 11(b), 13, 14, 16, 17, 18, 20 and 21 ($1,000,000.00 minimum) of Table A (collectively the “Surveys” and each a “Survey”).

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(c)     Searches. Buyer, at Buyer’s sole cost, may obtain current UCC, tax lien and judgment searches with respect to Seller liens, security interests and adverse claims affecting the Sellers’ interest in the Real Property and/or the Personal Property (collectively, “Searches”).

(d)     Permitted/Unpermitted Exceptions. Buyer shall have the right, up until on or before five (5) days before the end of the Contingency Period, to object in writing (“Buyer’s Exception Notice”) to any title matters that are not Permitted Exceptions which are disclosed in the Title Commitments or Surveys (herein collectively called “Liens”). Unless Buyer shall timely object to the Liens, such Liens shall be deemed to constitute additional Permitted Exceptions. Any exceptions which are timely objected to by Buyer shall be herein collectively called the “Title Objections.” If, on or before two (2) Business Days before the end of the Contingency Period, Sellers fail to cause or covenant to Buyer in writing to remove or endorse over any Title Objections prior to the Closing in a manner satisfactory to Buyer in its sole and absolute discretion (Sellers having no obligation to agree to cure or correct any such Title Objections), Buyer may elect, prior to the expiration of the Contingency Period to either (a) terminate this Agreement by giving written notice to Sellers and Escrow Holder or by failing to deliver the Approval Notice in accordance with Section 4, in either of which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement, or (b) waive such Title Objections, in which event such Title Objections shall be deemed additional “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. Buyer shall have the right to amend Buyer’s Exception Notice (“Buyer’s Amended Exception Notice”) to object to any title matters that are not Permitted Exceptions which are disclosed in any supplemental reports or updates to the Title Commitments or Surveys delivered to Buyer after the end of the Contingency Period (which title matters were not reflected in the Title Commitments or Surveys provided to Buyer prior to the end of the Contingency Period) provided that Buyer objects to the same within two (2) days after Buyer’s receipt of the applicable supplemental reports or updates to the Title Commitments or Surveys but in no event after Closing. If Sellers fail to take the action requested by Buyer in Buyer’s Amended Exception Notice, Buyer may elect prior to Closing to proceed under either clause (a) or (b) of the sentence which precedes the immediately preceding sentence. Notwithstanding anything to the contrary contained in this Agreement, any Lien which is a financial encumbrance such as a mortgage, deed of trust, or other debt security, attachment, judgment, lien for delinquent real estate taxes and delinquent assessments, mechanic’s or materialmen’s lien, which is outstanding against the Property, or any part thereof, that is revealed or disclosed by the Title Commitment or any updates thereto and/or the Searches (herein such matters are referred to as “Financial Encumbrances”) shall in no event be deemed a Permitted Exception, and Sellers hereby covenant to remove or cause the Title Company to insure over all Financial Encumbrances on or before the Closing Date.

(e)     Approved Title and Survey. The condition of title as approved by Buyer in accordance with this Section 5 is referred to herein as the “Approved Title” and the Surveys as approved by Buyer in accordance with this Section 5 is referred to herein as the “Approved Survey”.

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6.     DEED; TITLE POLICIES. Sellers shall convey the Real Property to Buyer by special warranty deeds substantially in the form of Exhibit D. As a condition to Buyer’s obligation to consummate the purchase of the Property and other transactions contemplated hereby, as of Closing the Title Company, through Fidelity National Title Group in Boston, MA, shall be unconditionally committed to issue to Buyer an ALTA extended coverage Owner’s Policy of Title Insurance in the amount of the Purchase Price, dated effective as of the date the Deeds are recorded and insuring Buyer (or its nominee or assignee, if applicable) as the owner of good and indefeasible fee simple title to the Real Property, free from all Financial Encumbrances and subject to no exceptions other than Permitted Exceptions, together with such endorsements as are reasonably required by Buyer in the Buyer's Exception Notice, all in form and substance satisfactory to Buyer in its sole discretion (individually, a “Title Policy”, and collectively, the “Title Policies”). Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on Sellers, except to the extent agreed to in writing by Sellers and (b) Buyer's obligations under this Agreement shall not be conditioned upon Buyer's ability to obtain such endorsements except to the extent the Title Company commits to their issuance prior to the expiration of the Contingency Period. Sellers shall deliver to the Title Company reasonable and customary instruments, documents, evidence of authority and agreements relating to the issuance of the Title Policies based upon the requirements of Schedule B of the Title Commitments applicable to Sellers, including without limitation, such other instruments and documents, including, but not limited to, an ALTA Statement and a gap undertaking, as may be reasonably required by the Title Company.

7.     PRORATIONS. With respect to each Parcel, the following prorations shall be made between Sellers and Buyer on the Closing Date, computed with income and expenses for the Closing Date itself being allocated to Buyer:

(a)     Rents Payable Under Leases. The word “Rents” as used herein shall be deemed to include, without limitation, (i) fixed monthly rents and other fixed charges payable by the tenants under the Leases, (ii), any amounts payable monthly by the tenants by reason of provisions of the Leases relating to escalations and pass-throughs of operating expenses and taxes, and adjustments for increases in the Consumer Price Index and the like, (iii) any percentage rents payable monthly by the tenants under the Leases, if any, and (iv) rents or other charges payable monthly by the tenants under the Leases for services of any kind provided to them (including, without limitation, making of repairs and improvements, the furnishing of heat, electricity, gas, water, other utilities and air-conditioning) for which a separate charge is made.

Sellers shall collect and retain all Rents due and payable on or prior to the Closing Date and Buyer shall receive a credit for all such collected Rents allocable to the period on and after the Closing Date. Any Rents that were due on or prior to the Closing Date but which have not been paid on or prior to the Closing Date (“Delinquent Rents”) shall not be prorated at Closing, and, after Closing, the Buyer alone shall hold all rights with respect to such Delinquent Rents.

Any advance or prepaid rental payments or deposits paid by tenants prior to the Closing Date and applicable to the period of time subsequent to the Closing Date and any security deposits or other amounts paid by tenants, together with any interest on both thereof to the extent such interest is due to tenants shall be credited to Buyer on the Closing Date. Except in the ordinary course of business, Sellers shall not apply any security deposits between the Effective Date and Closing.

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If as of the Closing Date there exists any rebate, rental concession, free-rent period, credit, setoff or rent reduction under or with respect to any Lease which extends beyond the Closing Date, then the prorations in favor of Buyer hereunder shall include an amount equal to the aggregate amount of all such rebates, rental concessions, free-rent periods, credits, setoffs or rent reductions applicable to any period or periods after the Closing Date.

(b)     Rent Adjustments. Pending final adjustments and prorations, as provided in Section 7(a) above, to the extent that any additional rent, taxes, adjustment rent or escalation payments, if any, including, without limitation, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Real Property, are paid by tenants to the landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Sellers shall make an adjustment at Closing for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Operating Costs to the estimated payments at and as of Closing. If, as of Closing, Sellers have received additional rent, adjustment rent or escalation payments in excess of the amount that tenants will be required to pay, based on the actual Operating Costs as of Closing, Buyer shall receive a credit in the amount of such excess. If, as of Closing, Sellers have received additional rent, adjustment rent or escalation payments that are less than the amount that tenants would be required to pay based on the actual Operating Costs as of Closing, Sellers shall receive a credit in the amount of such shortfall from Buyer at Closing. Operating Costs that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Sellers and Buyer and shall be reasonably estimated by the parties if final bills are not available.

(c)     Taxes and Assessments. Buyer and Sellers agree to prorate real estate and ad valorem taxes and other state, county or municipal taxes, charges and assessments with respect to the Property (collectively, “Taxes”) as follows:

i.	Taxes for the year 2013 that are due and payable in 2014, all Taxes otherwise attributable to 2013 and any Taxes attributable to a time period prior to 2013 (collectively, “2013 Taxes”) shall either be paid in their entirety by Sellers on or before Closing or, to the extent not entirely paid on or before Closing, any remaining unpaid amount of 2013 Taxes shall be credited to Buyer at Closing (regardless of when such 2013 Taxes are due).
ii.	Buyer shall be responsible for Taxes for the year 2014 that are due and payable in 2015, all Taxes otherwise attributable to 2014 and any Taxes attributable to a time period after 2014 (collectively, “2014 Taxes”). 2014 Taxes shall not be prorated at Closing.
iii.	Except as otherwise provided in this Agreement, Taxes shall not be prorated or re-prorated after the Closing.
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(d)     Utilities. Final readings and final billings for utilities will be made if possible as of the Closing Date. Charges attributable to the Property for utilities and fuel, including, without limitation, steam, water, electricity, gas and oil, except to the extent paid directly by the tenants, shall be prorated as of the Closing Date based on final readings and/or final billings, or, if neither final readings nor final billings are available with respect to an utility account, based on a reasonable estimate of the charges and fees attributable to the billing period in which the Closing Date occurs with respect to such account, which reasonable estimate shall, to the extent possible, take into account historical charges with respect to such utilities.

(e)     Other Prorations. Charges payable under the Approved Contracts assigned to Buyer pursuant to this Agreement shall be prorated as of the Closing Date. Buyer shall also receive a credit equal to any past due payments (including interest or penalties due) from Sellers to any of the other parties to the Approved Contracts.

Sellers and Buyer agree that (1) none of Sellers’ insurance policies relating to the Property will be assigned to Buyer (and Sellers shall pay any cancellation fees resulting from the termination of such policies), and (2) no employees of Sellers performing services at the Property shall be employed by Buyer. Accordingly, there will be no prorations for insurance premiums or payroll, and Sellers shall be liable for all premiums and payroll expenses in connection with the foregoing.

If any Seller has made any deposit with any utility company or local authority in connection with services to be provided to the Property, such deposits shall, if Buyer so requests and if assignable, be assigned to Buyer at the Closing and Sellers shall receive a credit equal to the amounts so assigned. Sellers shall cooperate with Buyer to transfer all utility services to Buyer at Closing.

In no event shall any costs of the operation or maintenance of the Property applicable to the period prior to the Closing be borne by Buyer.

Buyer shall be responsible for all Tenant Inducement Costs for or related to all new Leases (i.e., including, without limitation, any amendment to an existing Lease) signed after the Effective Date with Buyer's prior written consent pursuant to Section 14(c). Sellers shall have no responsibility, whatsoever, with respect to any Tenant Inducement Costs for which Buyer is expressly responsible under this paragraph (and to the extent Sellers have paid, or is otherwise responsible for, any such Tenant Inducement Costs described in this paragraph at any time following the Effective Date of this Agreement and prior to Closing, Sellers shall receive a proration credit therefor at Closing). Except for the specific Tenant Inducement Costs which Buyer is responsible for under this paragraph, Buyer shall receive at the Closing a credit toward the Purchase Price equal to all unpaid and outstanding Tenant Inducement Costs under all Leases including, without limitation, those described on Exhibit L.

The prorations and credits provided for in this Section 7 shall be made on the basis of a written statement prepared by Escrow Holder and approved by both parties. At least two (2) Business Days prior to the Closing Date, Sellers, or Escrow Holder using information provided by Sellers, shall provide Buyer with a preliminary proration and closing statement, together with backup documentation and substantiating the prorations provided for and the calculations performed, in order that Buyer may review Sellers’ methods and calculations and approve or disapprove of such methods and calculations in its reasonable discretion.

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If any prorations, adjustments, apportionments or computations made under this Section 7 shall require final adjustment as a result of (a) an error made with respect to such prorations, apportionments or computations at Closing or (b) insufficient information being available at Closing, then, in either case, the parties hereto shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment of the same. Any corrected prorations, adjustments, apportionments or computations will be paid in cash to the party entitled thereto. The obligations under this Section 7 shall survive the Closing.

8.     CLOSING.

(a)     Closing Requirements. The consummation of the sale and purchase of the Property (the “Closing”) shall be effected through a closing escrow which shall be established by Sellers and Buyer with the Escrow Holder utilizing a so-called “New York Style Closing” (i.e., meaning a Closing which has, on the Closing Date, the concurrent delivery of the documents of title, transfer of interests, delivery of the Title Policies or “marked-up” title commitments as described herein and the payment of the Purchase Price). Sellers shall provide any customary affidavits or undertakings to the Title Company reasonably required for the afore described “New York Style” type of Closing to occur. All documents to be delivered at the Closing and all payments to be made shall be delivered on or before the Closing Date as provided herein.

(b)     Additional Conditions to Closing. It is a condition to Buyer’s obligation to proceed to Closing and to consummate the transactions contemplated hereby, that, as of the Closing Date, (i) all of the Sellers’ representations and warranties hereunder shall be true and correct in all material respects with respect to each Seller and the Seller Closing Certificates delivered pursuant to Section 9 hereof shall not disclose any material qualifications or material changes in Sellers’ representations and warranties set forth in Section 12 hereof; (ii) Sellers shall have performed in all material respects all of its covenants hereunder; (iii) this Agreement shall not have terminated during the Contingency Period; (iv) the Title Company shall be unconditionally committed to issue the Title Policies at Closing; and (v) Sellers shall have delivered all other documents and other deliveries listed in Section 9 hereof. If any condition to Buyer’s obligations hereunder is not fulfilled, including any condition not set forth in this Section 8(b), then Buyer shall have the right to terminate this Agreement by written notice to Sellers delivered on or before the Closing Date, in which event the Deposit less the Independent Contract Consideration shall be returned to Buyer, all obligations of the parties hereto shall thereupon cease (except for those which survive the early termination of this Agreement as expressly provided herein) and this Agreement shall thereafter be of no further force and effect, unless such failure of condition constitutes a default on the part of Sellers under any other provision of this Agreement, in which case the terms of Section 11(b) shall also apply.

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(c)     Sellers’ Conditions to Closing. It is a condition to Sellers’ obligation to proceed to Closing and to consummate the transactions contemplated hereby, that, as of the Closing Date, (i) all of the Buyer’s representations and warranties hereunder shall be true and correct in all material respects; (ii) Buyer shall have performed in all material respects all of its covenants hereunder; (iii) this Agreement shall not have terminated during the Contingency Period; and (iv) Buyer shall have delivered all other documents and other deliveries required of it under Section 9 hereof. If any condition to Sellers’ obligations set forth in this Section 8(c) hereunder is not fulfilled, including any condition expressly set forth in this Agreement and not set forth in this Section 8(c), then Sellers shall have the right to terminate this Agreement by written notice to Buyer, in which event all obligations of the parties hereto shall thereupon cease (except for those which survive the early termination of this Agreement as expressly set forth herein) and this Agreement shall thereafter be of no further force and effect, and Sellers shall be entitled to the Deposit in accordance with Section 11(a) of this Agreement if Buyer failed to consummate the Closing when required with all Buyer’s conditions precedent to Closing having been satisfied, but otherwise the Deposit, less the Independent Contract Consideration, shall be returned to Buyer.

(d)     Buyer’s Extension Right. Buyer shall have the right to extend the Closing Date for up to sixty (60) days (the “Extension Period”) for any reason or no reason whatsoever by (i) giving Sellers written notice of such election on or before 5:00 p.m. (Eastern) on the date that is ten (10) Business Days prior to the Scheduled Closing Date and (ii) depositing the Extension Deposit in immediately available funds with the Escrow Holder on or before such time; provided, however, that in no event shall the Buyer have the right to extend the Closing Date beyond October 31, 2014. In the event that Buyer cancels the public offering for any reason or no reason whatsoever, or the public offering does not occur on or before October 31, 2014 for any reason or no reason whatsoever, then fifty percent (50%) of the Deposit shall promptly be refunded to Buyer and the remaining balance of the Deposit (50%) shall promptly be paid to Sellers. Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, the terms of Section 4 above, if the public offering does occur and Buyer fails to close for any reason whatsoever in accordance with the terms of this Agreement, the entire Deposit, including any Extension Deposit, shall be promptly forfeited to Sellers. Notwithstanding anything to the contrary herein contained, the Sellers agree that Buyer shall have the option to close the transaction contemplated by this Agreement at any time during the Extension Period upon ten (10) Business Days prior notice to Sellers.

9.     ESCROW.

(a)     Sellers’ Closing Deliveries. On or prior to the Closing Date, each Seller shall deliver to Escrow Holder the following documents and materials, all of which shall be in such form and substance as required hereunder:

(i)     Deeds; Transfer Declarations. A Deed, duly executed, acknowledged and in recordable form, accompanied by all necessary transfer tax declarations of Seller as may be required under applicable law in order to permit the recording of each Deed.

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(ii)     Bill of Sale. A duly executed and acknowledged bill of sale for the Personal Property and Intangible Property, conveying to Buyer all of the Personal Property and Intangible Property in the form of Exhibit E attached hereto (the “Bill of Sale”).

(iii)     Assignment of Leases. Two (2) originals of an assignment of the Leases and all guaranties thereof, duly executed and acknowledged by Seller in the form of Exhibit F attached hereto (the “Assignment of Leases”).

(iv)     Assignment of Contracts. Two (2) originals of an assignment of the Approved Contracts, duly executed and acknowledged by Seller and to the extent required under the terms of any Approved Contract, consented to by the other party to such Contract in the form of Exhibit G attached hereto (the “Assignment of Contracts”).

(v)     Title Clearance Documents. An Alta Statement and a “gap” undertaking duly executed by Seller in a form reasonably acceptable to the Title Company.

(vi)     FIRPTA Affidavit. A non-foreign certification, duly executed by Seller under penalty of perjury, certifying that Seller is not a “foreign person”, pursuant to Section 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended in the form of Exhibit H attached hereto (“Section 1445”) (the “FIRPTA Affidavit”). If Seller shall fail or be unable to deliver the same, then Buyer shall have the right to withhold such portion of the Purchase Price as may be necessary, in the reasonable opinion of Buyer and its counsel, to comply with Section 1445 and applicable law.

(vii)     Authority Documents. Such other documents as the Title Company may reasonably require including evidence confirming the due authorization, execution and delivery of (A) this Agreement and (B) the other documents to be executed in connection herewith by Sellers.

(viii)     Seller Closing Certificate. A certificate duly executed by Seller in the form of Exhibit J attached hereto (a “Seller Closing Certificate”).

(ix)     Parent Guaranty. The Parent Guaranty in the form attached hereto as Exhibit N duly executed by Guarantor and acknowledged.

(x)     Audit Letter. Two (2) originals of the Audit Letter contemplated by Section 32 of this Agreement, duly executed by Seller.

(xi)     Other Documents. Such other documents as may be required pursuant to the terms of this Agreement, duly executed and acknowledged by Seller (as applicable).

On or prior to the Closing Date, each Seller shall deliver to Buyer the following documents and materials, all of which shall be in form and substance reasonably acceptable to Buyer:

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(1)     Leases. Originals of all Documents to the extent in Seller's possession, or copies of same to the extent originals do not exist (including all books and records, whether in “hard copy” or in electronic format) in Seller’s possession, in any case only to the extent that Sellers have not previously provided such originals or copies to Buyer.

(2)     Keys; Manuals. Keys to all entrance doors in the Improvements, properly tagged for identification, and, to the extent in Seller’s possession, all operating manuals relating to operation of the equipment and systems which are part of the Property.

(3)     Letters of Credit. With respect to any security deposits under Leases which are in the form of letters of credit, such letters of credit (including all amendments) together with a duly executed assignment of such letters of credit, in form required by the issuer of such letters of credit, which cites Buyer as the beneficiary thereof, along with the fees, if any, required to transfer such letters of credit to Buyer.

(4)     Notices to Tenants. Notice to each of the tenants and any guarantors under the Leases, notifying them of the sale of the Property and directing them to pay all future rent as Buyer may direct.

(5)     Notices to Parties Under Approved Contracts. Notices to each of the parties (other than Seller) under the Approved Contracts, notifying them of the sale of the Property and directing them to address all matters relating to the Approved Contracts as Buyer may direct.

(6)     Closing Statement. A duplicate counterpart of a closing statement (the “Closing Statement”) prepared by Escrow Holder, and signed by Seller, setting forth all prorations and credits required hereunder, signed by Seller.

(b)     Buyer’s Deliveries at Closing. On or before the Closing Date, Buyer shall deliver to Escrow Holder the Purchase Price for the Property as provided in Section 1. On or prior to the Closing Date, Buyer shall deliver to Escrow Holder two (2) duly executed counterparts of each Assignment of Leases, each Assignment of Contracts and the Closing Statement, such other documents as the Title Company may reasonably require including, transfer tax declarations, evidence confirming the due authorization, execution and delivery of this Agreement and, and such other documents as may be required pursuant to the terms of this Agreement, duly executed and acknowledged by Buyer (as applicable).

(c)     Closing Instructions. This Agreement shall constitute both an agreement between Buyer and Sellers and escrow instructions for Escrow Holder. If Escrow Holder requires separate or additional escrow instructions which it reasonably deems necessary for its protection, Sellers and Buyer hereby agree promptly upon request by Escrow Holder to execute and deliver to Escrow Holder such separate or additional standard escrow instructions of Escrow Holder (the “Additional Instructions”). In the event of any conflict or inconsistency between this Agreement and the Additional Instructions, this Agreement shall prevail and govern, and the Additional Instructions shall so provide. The Additional Instructions shall not modify or amend the provisions of this Agreement or impose any additional obligations upon either Sellers or Buyer, unless otherwise agreed to in writing by Sellers and Buyer.

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(d)     Procedures Upon Failure of Condition. Except as otherwise expressly provided herein, if any of the conditions set forth in this Agreement is not timely satisfied or waived for a reason other than the default of Buyer or Sellers in the performance of their respective obligations under this Agreement:

(i)     This Agreement, the escrow and the respective rights and obligations of Sellers and Buyer hereunder shall terminate, subject to the survival of such obligations hereunder as survive such termination;

(ii)     Escrow Holder, upon receipt of the joint direction of both Buyer and Sellers, shall promptly return to Buyer all funds of Buyer in its possession, including the Deposit, and to Sellers and Buyer all documents deposited by them respectively, which are then held by Escrow Holder; and

(iii)     Any escrow cancellation and title charges shall be shared equally buy Buyer and Sellers.

(e)     Actions of Escrow Holder. On the Closing Date, provided Buyer and Sellers have satisfied (or waived in writing) the conditions set forth in this Agreement, Escrow Holder shall take the following actions:

(i)     Record the Deed in the applicable recording location;

(ii)     Deliver to Buyer the closing documents required to be delivered to Buyer under this Agreement and any supplemental instructions provided by Buyer;

(iii)     Deliver to Sellers in cash or current funds, all sums due Sellers pursuant to this Agreement and any documents required to be delivered to Sellers under this Agreement and any supplemental instructions provided by Sellers;

(iv)     Cause the Title Company to issue and deliver the Title Policies to Buyer; and

(v)     Deliver to Sellers and Buyer the fully executed Closing Statement.

10.     CLOSING COSTS; PROPERTY COSTS. Sellers shall pay: (a) all title charges and premiums incurred for the Title Policies; (b) ½ of the escrow fees and other charges owing to Escrow Holder; and (c) all of the Sellers’ legal fees and expenses and the cost of all performances by Sellers of their obligations hereunder.

Buyer shall pay: (a) for the entire cost of any loan policy and all endorsements to the loan policies requested by Buyer’s lender, if any; (b) ½ of the escrow fees and other charges owing to Escrow Holder and the entire money lender’s escrow fee, if any; (c) all of the state, county and local transfer taxes payable in connection with the transfer of the Property to Buyer and the recording of the Deed; (c) the cost of updating the Surveys; and (d) all of Buyer’s legal fees and expenses and the cost of all performances by Buyer of its obligations hereunder.

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All other closing costs shall be allocated between Buyer and Sellers in accordance with local custom.

11.     REMEDIES.

(a)     LIQUIDATED DAMAGES ON BUYER’S DEFAULT. BUYER AND SELLERS HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLERS WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLERS IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLERS TO WAIVE OTHER REMEDIES WHICH SELLERS MAY HAVE IN THE EVENT OF SUCH A BUYER DEFAULT. BUYER AND SELLERS, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLERS WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT. BUYER AND SELLERS HEREBY AGREE THAT SELLERS MAY, IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), AS ITS SOLE AND EXCLUSIVE REMEDY TERMINATE THIS AGREEMENT AND CANCEL THE ESCROW BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, WHEREUPON ESCROW HOLDER SHALL DELIVER THE DEPOSIT TO SELLERS AND SELLERS SHALL RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES FOR SUCH DEFAULT AND SELLERS WAIVE ALL OTHER REMEDIES. SUCH RETENTION OF THE DEPOSIT BY SELLERS IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLERS AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY. FOLLOWING TERMINATION OF THIS AGREEMENT, CANCELLATION OF THE ESCROW AND THE DELIVERY TO AND RETENTION OF THE DEPOSIT BY SELLERS AS LIQUIDATED DAMAGES PURSUANT TO THIS SECTION 11(a), ALL OF THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLERS UNDER THIS AGREEMENT SHALL BE TERMINATED SUBJECT TO SURVIVAL OF SUCH OBLIGATIONS HEREUNDER AS SURVIVE SUCH TERMINATION.

(b)     Buyer’s Remedies. In the event of a default by Sellers under this Agreement, and such default is not cured within two (2) Business Days after written notice of said default is given by Purchaser to Seller,

(c)     Buyer may, at its option, (i) terminate this Agreement in which case the Deposit shall be immediately returned to Buyer and Buyer shall be entitled to reimbursement from Sellers for all of Buyer’s out-of-pocket third party costs and expenses incurred in connection with this Agreement and Due Diligence Review, subject to a cap of Seventy-Five Thousand Dollars ($75,000.00), or (ii) specifically enforce the terms and conditions of this Agreement.

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(d)     Intentionally Omitted.

(e)     Limitation on Sellers’ Liability. In addition to the limitation set forth in Section 33 below, in the event that, on or before Closing, Buyer has actual knowledge, through its Due Diligence Review or otherwise, that any of the representations or warranties made by Sellers under this Agreement were not true or correct when made or that any Seller has breached a covenant hereunder, and if Buyer nevertheless closes the transaction contemplated by this Agreement, then Buyer shall be deemed to have waived any such representation and warranty or covenant breach (as applicable) and shall have no further claim against Sellers with respect thereto.

(f)     Guaranty. At Closing, Sellers shall cause Guarantor to deliver a guaranty (the “Parent Guaranty”) to Buyer in the form of Exhibit N attached hereto.

12.     SELLERS’ REPRESENTATIONS AND WARRANTIES. As a material inducement to the execution and delivery of this Agreement by Buyer and the performance by Buyer of its duties and obligations hereunder, each Seller does hereby acknowledge, warrant, represent and agree to and with Buyer that as of the Effective Date and as of the Closing Date:

(a)     Delivery of Written Materials. Seller has not made to Buyer any misstatement of any material fact relating to the Property, or this Agreement, nor failed to deliver to Buyer any written materials in Seller’s possession or of which Seller has actual knowledge which contain information that would have a material adverse impact on Buyer’s ability to use and operate the Property as it is currently being used and operated or the value of the Property.

(b)     Compliance With Laws. Except as disclosed on Exhibit O, Seller has received no written notice of, and to Seller’s actual knowledge there are no violations of, any legal requirement affecting the Property which have not been entirely corrected.

(c)     Litigation. Except as disclosed on Exhibit O, Seller has not received written notice of any pending or to Seller’s actual knowledge threatened litigation or governmental proceeding affecting Seller, or the Property, that relates to the Property, the validity or enforceability of this Agreement or any instrument or document to be delivered by Seller in connection with the transactions contemplated hereby.

(d)     Existing Contracts. Attached as Exhibit K is a true, correct and complete schedule of all Existing Contracts. Seller has not received any currently effective notice in writing of any uncured material default under any of such Existing Contracts and, to Seller’s actual knowledge, Seller is not in default under any such Existing Contracts. Seller is not a party to, and, to Seller's actual knowledge, the Property is not subject to, any contract or agreement of any kind whatsoever, written or oral, with respect to the Property that would be binding upon the Property or Buyer after Closing, other than the Permitted Exceptions, the Leases, and the Approved Contracts.

(e)     Proceedings. Except as disclosed on Exhibit O, there is no pending, or to Seller's actual knowledge, threatened litigation or other proceeding against Seller related to the Property, or which may affect Seller's ability to convey the Property (including without limitation any condemnation action).

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(f)     Due Authorization. Seller is a limited liability company organized, validly existing and in good standing under the laws of the State of Illinois. Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto, and has taken all necessary action in connection with the execution, delivery and performance of this Agreement and such other agreements, instruments and documents. The individuals executing this Agreement and all other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller’s behalf and to bind Seller thereto.

(g)     Enforceability. This Agreement has been, and each and all of the other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto have been, or on the Closing Date will have been, executed by Seller and when so executed, are and shall be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(h)     No Conflict. The execution and delivery of, and consummation of the transactions contemplated by, this Agreement by Seller are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any agreement or instrument to which Seller is now a party or by which it or the Property is bound, or, to the actual knowledge of Seller, any order, rule or regulation of any court or other governmental agency or official.

(i)     Environmental Matters. To Seller's actual knowledge and except as may be disclosed in the Documents none of the Property, including subsurface soil and groundwater, contains any Hazardous Materials. As used in this Agreement, “Hazardous Materials” shall mean any asbestos, flammable substances, explosives, radioactive materials, mold, PCB laden oil, hazardous waste, pollutants, contaminates, toxic substances, pollution or related materials specified as such in, or regulated under any federal, state or local laws, ordinances, rules, regulations or policies governing use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such materials but excluding office supplies, cleaning materials, personal grooming items or other items that are sold for consumer or commercial use and typically used in other similar buildings or space.

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(j)     Leases. Attached as Exhibit L to this Agreement is a true, correct, and complete list of all currently existing Leases at the Property to which any Seller is a party, and the rent rolls attached hereto as Exhibit M are true, correct and complete and constitute all of the rent rolls with respect to the Property. Full, true and complete copies of all Leases and all amendments and guaranties relating thereto have heretofore been delivered to Buyer (or made available to Buyer as part of the Documents). To Seller’s actual knowledge, each Lease is in full force and effect, except as shown on Exhibit O, to Seller’s actual knowledge, no rent or other amounts payable under the Leases is more than one (1) month in arrears or has been paid more than one month in advance. Exhibit M sets forth a true and correct listing of all security deposits (indicating cash or letter of credit) or prepaid rentals made or paid by the tenants under the Leases. Except as shown in Exhibit O, Seller has not delivered any written notices of tenant default to any tenants under Leases which remain uncured, nor has Seller received any written notices of a landlord default from any tenants under Leases which remain uncured. None of Seller's interest in any Lease or of Seller's right to receive the rentals payable by the tenant thereunder has been assigned, conveyed, pledged or in any manner encumbered by Seller, except in connection with any existing financing encumbering the Property, which is to be repaid by Seller and released as of the Closing. Except as described on Exhibit O, no tenant has given written notice to Seller of any default or offsets, claims or defenses available to it. The only Tenant Inducement Costs in the nature of tenant improvement costs for space currently being leased under any Leases in effect as of the date hereof (whether in the form of direct payments therefor required of Seller or in the form of tenant improvement allowances payable by Seller) or for leasing commissions for leased premises currently being leased under any such Leases, in any such case which may hereafter be payable under or with respect to the Leases (and excluding, in any event any such Tenant Inducement Costs which may arise in connection with expansions or lease renewals/extensions hereafter occurring under or with respect to any such Leases) are identified in Exhibit L hereto.

(k)     Bankruptcy Matters. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

(l)     Approvals. Seller has heretofore delivered to Buyer (or made available to Buyer as part of the Documents) all Approvals in its possession. Seller has not received any currently effective notice in writing of any uncured material breach or default under any of the Approvals.

(m)     OFAC. Seller is not, nor will it become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

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As used herein, phrases such as “to Seller’s knowledge” or like phrases mean the actual present and conscious awareness or knowledge of Matt Goode and Meg Ronayne without any duty of inquiry or investigation; provided that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of Matt Goode and Meg Ronayne, or any other partner, member, officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller.

13.     BUYER’S REPRESENTATIONS AND WARRANTIES. As a material inducement to the execution and delivery of this Agreement by Sellers and the performance by Sellers of their duties and obligations hereunder, Buyer does hereby acknowledge, warrant, represent and agree to and with Sellers that as of the Effective Date and as of the Closing Date:

(a)     Due Authorization. Buyer is a corporation organized, validly existing and in good standing under the laws of the state in which it was formed. Buyer has or will have full power to execute, deliver and carry out the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by Buyer pursuant hereto, and, subject to Section 4(d) above, has or will have taken all necessary action to authorize the execution, delivery and performance of this Agreement and such other agreements, instruments and documents. The individuals executing this Agreement and all other agreements, instruments and documents herein required to be made or delivered by Buyer pursuant hereto on behalf of Buyer are or will be duly authorized to sign the same on Buyer’s behalf and to bind Buyer thereto.

(b)     Enforceability. This Agreement has been, and each and all of the other agreements, instruments and documents herein required to be made or delivered by Buyer pursuant hereto have been, or on the Closing Date will have been, executed by Buyer or on behalf of Buyer, and when so executed, are and shall be legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c)     No Conflict. The execution and delivery of, and consummation of the transactions contemplated by, this Agreement by Buyer are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any agreement or instrument to which Buyer is now a party or by which it is bound, or any order, rule or regulation of any court or other governmental agency or official, which prohibition or conflict would have an adverse effect on Buyer’s ability to perform its obligations under this Agreement or the documents to be executed by Buyer in connection with this Agreement.

(d)     OFAC. Buyer is not, nor will it become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

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(e)     AS-IS. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND/OR THE DOCUMENTS DELIVERED AT CLOSING, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES, AND BUYER HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS HAVE BEEN MADE. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND/OR THE DOCUMENTS DELIVERED AT CLOSING, SELLERS SPECIFICALLY DISCLAIM, AND NEITHER SELLERS NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO BUYER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLERS OR RELIED UPON BY BUYER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, LATENT OR PATENT, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND (G) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLER AND BUYER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED AT THE CLOSING, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO BUYER IN ITS PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS", WITH ALL FAULTS. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE, AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY. EXCEPT FOR SELLERS’ REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT IT WILL HAVE THE OPPORTUNITY TO CONDUCT SUCH INSPECTIONS, INVESTIGATIONS AND OTHER INDEPENDENT EXAMINATIONS OF THE PROPERTY AND RELATED MATTERS, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, DURING THE CONTINGENCY PERIOD AND WILL RELY UPON SAME AND NOT UPON ANY STATEMENTS OF SELLERS OR OF ANY MEMBER, MANAGER, OFFICER, DIRECTOR, AGENT OR ATTORNEY OF SELLERS. BUYER ACKNOWLEDGES THAT ALL INFORMATION OBTAINED BY BUYER WILL BE OBTAINED FROM A VARIETY OF SOURCES AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLERS WILL NOT BE DEEMED TO HAVE REPRESENTED OR WARRANTED THE COMPLETENESS, ADEQUACY, TRUTH OR ACCURACY OF ANY OF THE DUE DILIGENCE ITEMS OR OTHER SUCH INFORMATION HERETOFORE OR HEREAFTER FURNISHED TO BUYER. UPON CLOSING, BUYER ACKNOWLEDGES THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND

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INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT AND DOCUMENTS DELIVERED AT CLOSING, SELLERS WILL SELL AND CONVEY TO BUYER, AND BUYER WILL ACCEPT THE PROPERTY, "AS IS, WHERE IS," WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY, BY SELLERS, ANY AGENT OF SELLERS OR ANY THIRD PARTY. SELLERS ARE NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS, WHERE IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER, WITH BUYER'S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS PARAGRAPH WILL EXPRESSLY SURVIVE THE CLOSING.

14.     ACTIONS AFTER THE EFFECTIVE DATE. The parties covenant to do the following through the Closing Date:

(a)     Title. Except as otherwise specifically contemplated in this Agreement or as may be required by legal requirements, and without limiting any rights that tenants may have under their Leases, from and after the Effective Date, Sellers shall not make or permit any changes to the Property or to the condition of title to the Property that would change the Approved Title or the Approved Survey except with Buyer’s advance written consent, which consent shall not be unreasonably withheld prior to the expiration of the Contingency Period but may be withheld in Buyer's sole but reasonable discretion after the expiration of the Contingency Period.

(b)     Maintenance and Operation of Property. From and after the Effective Date, Sellers shall maintain existing insurance coverage in full force and effect, and shall operate and maintain the Property in substantially the same manner as operated and maintained as of the Effective Date, shall not delay or defer any repair or maintenance item, and shall pay all bills and obligations arising from the Property as payment becomes due. After the expiration of the Contingency Period, Sellers shall not make any material alterations to or upon the Property or remove any of the Personal Property therefrom, except with Buyer's advance written consent, which consent shall not be unreasonably withheld. Sellers shall promptly advise Buyer in writing of any significant repair or improvement required to keep in the Property in such condition.

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(c)     Leases and Agreements. From and after the Effective Date, Sellers shall not enter into any new leases or other occupancy agreements for the Property without first obtaining Buyer's advance written consent which shall not be unreasonably withheld prior to the expiration of the Contingency Period but may be withheld in Buyer's sole and absolute discretion after the expiration of the Contingency Period. From and after the Effective Date, Sellers shall not terminate or amend any of the Leases or Approved Contracts or any other agreement concerning the Property, without Buyer’s advance written consent, which consent shall not be unreasonably withheld prior to the expiration of the Contingency Period but may be withheld in Buyer's sole and absolute discretion after the expiration of the Contingency Period, and Sellers shall continue to perform all of its obligations under the Leases and Approved Contracts.

If Sellers request Buyer’s consent to any new lease or other occupancy agreement or amendment to any existing Lease, Sellers shall be required to provide Buyer with a detailed written summary of all of the material terms the proposed transaction along with an itemized list of all Tenant Inducement Costs which will be incurred in connection with the proposed transaction. Buyer shall give Sellers written notice of approval or disapproval of a proposed new lease or other occupancy agreement or amendment to any existing Lease within ten (10) days after Buyer’s receipt of the items described above. If Buyer does not respond to Sellers’ request within such time period, then Buyer will be deemed to have disapproved such new lease or other occupancy agreement or amendment to any existing Lease.

(d)     Representations and Warranties. Each party shall use reasonable efforts to prevent any act or omission that would render any of its representations and warranties herein untrue or misleading, and shall immediately notify the other party in writing if such act or omission occurs.

(e)     Entry. As of the Effective Date, during normal business hours prior to the Closing, and subject to the rights of tenants under the Leases, Buyer and its agents, employees and contractors (collectively, “Permittees”) shall have reasonable access to the Property and the right to interview tenants at agreed upon times for agreed upon purposes on at least forty-eight (48) hours prior notice to Sellers. Sellers shall have the right to have a representative present during any visits to or inspections, including environmental assessments, of the Property by Buyer or any Permittees. Buyer will conduct its Due Diligence Review in a manner which is not disruptive to tenants or the normal operation of the Property. In the event Buyer desires to conduct any physically intrusive inspections, such as a physically intrusive Phase II Environmental Site Assessment, sampling of soils, other media, building materials, or the like, Buyer will identify in writing exactly what procedures Buyer desires to perform and request Sellers’ advance written consent, which consent may be withheld in Sellers’ reasonable discretion. Buyer will: (a) maintain comprehensive general liability (occurrence) insurance (at least $2,000,000), and deliver a certificate of insurance, which names the applicable Seller as an additional insured thereunder verifying such coverage to Sellers promptly upon Sellers’ request; (b) promptly pay when due the costs of all entry and inspections and examinations done with regard to the Property; and (c) to the extent damaged by Buyer or its Permittees, restore the Property and Improvements to substantially the condition in which the same were found before any such entry upon the Property and inspection or examination was undertaken.

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In addition, Buyer shall defend, indemnify and hold harmless Sellers from and against all losses, costs, damages, claims and liabilities arising out of injury or death to persons, damage to the Property or mechanics' liens arising out of or in connection with Buyer's Due Diligence Review, Buyer's breach of its obligations under this Section 14(e) or Buyer's or any Permittees entry upon the Property unless arising from any pre-existing conditions on the Property or the negligence or willful misconduct of Sellers, Sellers’ managers, officers, partners, shareholders or members, as applicable. The provisions of this Section 14(e) shall survive the earlier of the termination of this Agreement or Closing for a period of 6 months.

(f)     Applications. Following the expiration of the Contingency Period, no Seller shall make application to any governmental entity for any Approvals or any change in the zoning, affecting the Real Property, except in each case with Buyer’s advance written consent not to be unreasonably withheld of delayed.

15.     DAMAGE TO PROPERTY; TAKING.

(a)     Taking. If the Property or any part thereof is taken or is the subject of a notice of taking by eminent domain prior to the Closing Date, Sellers shall promptly notify Buyer. Within ten (10) Business Days after such notice, Buyer shall give notice to Sellers (with a copy to Escrow Holder) that it elects to (a) terminate this Agreement, in which event Escrow Holder shall, upon receipt of Buyer’s Notice to terminate this Agreement, return the Deposit (less the Independent Contract Consideration) to Buyer and the parties shall have no further obligations hereunder, or (b) proceed to Closing, in which event Sellers shall pay over and assign to Buyer all awards recovered or recoverable on account of such taking, net of any reasonable costs incurred by Sellers in connection therewith. If Buyer elects to proceed under clause (b) above, Sellers shall not compromise, settle, or adjust any claims to such awards without Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(b)     Damage. Risk of loss up to and including the Closing Date shall be borne by Sellers except as expressly set forth herein. In the event of any “Material Damage” (as defined below) to or destruction of the Property or any portion thereof, Buyer may, at its option, by notice to Sellers (with a copy to Escrow Holder) given within ten (10) Business Days after Sellers notifies Buyer in writing of such damage or destruction (and if necessary the Closing Date shall be extended to give Buyer the full 10-day period to make such election): (i) terminate this Agreement, in which event Escrow Holder shall, upon receipt of Buyer’s notice to terminate this Agreement, return the Deposit (less the Independent Contract Consideration) to Buyer and the parties shall have no further obligations hereunder (except the indemnity obligations of each party, which shall survive indefinitely and any other obligations set forth herein which expressly survive the termination of this Agreement), or (ii) proceed under this Agreement with no adjustment of the Purchase Price, receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Sellers as a result of such damage or destruction and assume responsibility for such repair, and Buyer shall receive a credit at Closing for any deductible amount under said insurance policies and any uninsured or underinsured loss. If Buyer elects (ii) above, Sellers will cooperate with Buyer in obtaining the insurance proceeds and such agreements from Sellers’ insurers. If the Property is not materially damaged, then the parties shall proceed to Closing as provided in clause (ii) above. “Material damage” and “Materially damaged” means damage (w) resulting in the Property not complying with all legal requirements applicable to the Property, (x) reasonably exceeding $300,000 or (y) that entitles any tenant of the Property to terminate its Lease, or (z) which, in Buyer’s or Sellers’ reasonable estimation, will take longer than 150 days to repair.

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(c)     Waiver. Failure of Buyer to timely provide a notice of election in accordance with this Section 15, shall be deemed an election by Buyer to terminate this Agreement. Sellers and Buyer each hereby agree that the provisions of this Section 15 shall govern the parties’ obligations in the event of any damage or destruction to the Property or the taking of all or any part of the Real Property and expressly waive any provision of applicable law to the contrary.

16.     SURVIVAL. All covenants, obligations, representations and warranties and indemnities by the respective parties contained herein are intended to and shall remain true and correct as of the Closing, shall be deemed to be material, and shall survive the recordation of the Deed for a period expiring on May 31, 2015 (the “Survival Period”). Any covenants and conditions herein that must be operative after recordation of the Deed to be effective shall be so operative and shall not be deemed to have been merged in the Deed.

17.     SUCCESSORS AND ASSIGNS. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Sellers shall not have the right, power, or authority to assign, pledge or mortgage this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law. This Agreement and all rights of Buyer hereunder may be assigned or transferred by Buyer to any one or more of its affiliates (including, without limitation any of its direct or indirect subsidiaries), in which event all instruments, documents and agreements required to be delivered to the Buyer hereunder shall be delivered to, and run for the benefit of such entity, and such entity(ies) (rather than Buyer) shall execute and deliver any instruments, documents or agreements required to be executed and delivered by Buyer hereunder; provided, however, that in the event of any such assignment to an affiliate(s), the original Buyer hereunder shall remain fully liable and responsible for the performance of Buyer’s obligations hereunder prior to Closing or if this Agreement terminates following such termination.

18.     NO THIRD PARTY BENEFITS. This Agreement is made for the sole benefit of the Buyer and Sellers and their respective successors and assigns, and no other person shall have any right or remedy or other legal interest of any kind under or by reason of this Agreement.

19.     COUNTERPARTS. This Agreement may be executed in multiple counterparts and shall be valid and binding with the same force and effect as if all parties had executed the same Agreement. The parties hereby agree that a PDF copy of each party's original signature to this Agreement delivered by electronic mail shall be effective as such party's signature to this Agreement.

20.     ENTIRE AGREEMENT; FURTHER ASSURANCES. This Agreement contains all of the covenants, conditions and agreements between the parties and shall supersede all prior correspondence, agreements and understandings, both verbal and written. The parties intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any proceeding involving this Agreement.

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The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby.

21.     ATTORNEYS’ FEES. In the event of any litigation regarding the rights and obligations under this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and court costs, and the right to such fees and costs shall not be limited by the provisions of Section 11. As used herein, the term "prevailing party" shall mean the party that has succeeded upon a significant issue in the litigation and achieved a benefit with respect to the claims at issue, taken as a whole, whether or not damages are actually awarded to such party.

22.     NOTICES. All notices required or permitted to be given pursuant to the terms hereof shall be in writing and shall be delivered to the applicable addresses set forth in Section 1 of this Agreement either by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) Business Days after deposit, postage prepaid in the U.S. mail, (b) a nationally recognized and reputable messenger service or overnight courier, in which case notice shall be deemed delivered one (1) Business Day after deposit with such messenger or courier on or prior to 5:00 p.m., Eastern Standard Time (if deposited after such time, notice shall be deemed given upon receipt of the notice by the addressee), (c) electronic mail, in which case notice shall be deemed delivered as of the date and time of the entrance of such electronic mail into the information processing system designated by the recipient's electronic mail address or (d) personal delivery with receipt acknowledged in writing, in which case notice shall be deemed delivered when received. The notice address for any party may be changed by written notice to the other party as provided herein.

23.     CONSTRUCTION OF AGREEMENT. In construing this Agreement, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Agreement. Whenever required by the context, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it. All Exhibits attached hereto are incorporated in this Agreement by reference thereto.

24.     TIME. Time is of the essence of every provision herein contained. Whenever the date or deadline for any action to be taken is not a Business Day, the relevant date or deadline shall be the next Business Day.

25.     APPLICABLE LAW. This Agreement shall be governed by the internal laws in the state where the Real Property is located, without giving effect to the conflicts of laws principles thereof.

26.     NO ORAL MODIFICATION OR WAIVER. This Agreement may not be changed or amended orally, but only by an agreement in writing executed by each Seller. No waiver shall be effective hereunder unless given in writing, and waiver shall not be inferred from any conduct of either party.

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27.     MARKETING OF PROPERTY. Unless and until this Agreement is duly terminated pursuant to the terms hereof, Sellers shall not enter into any negotiations, understandings or agreements with any party other than Buyer relating to the sale, transfer or other disposition of the Property or any portion thereof and Sellers and the Broker shall not offer the Property or any portion thereof for sale to any other party.

28.     BROKERAGE COMMISSION. Buyer and Sellers each represents and warrants to the other that it has not dealt with any third party (other than the Brokers) in a manner which would obligate the other to pay any brokerage commission, finder’s fee or other compensation due or payable with respect to the transaction contemplated hereby other than (a) a commission to be paid to Colliers International pursuant to a separate agreement, which shall be paid by Sellers only upon the Closing of the purchase and sale contemplated hereby and (b) a 1% commission to be paid to Cawley pursuant to a separate agreement, which shall be paid by Buyer only upon the Closing of the purchase and sale contemplated hereby. Buyer shall indemnify, defend, and hold Sellers harmless from and against any losses, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and costs) incurred by Sellers by reason of any actual or alleged breach or inaccuracy of the Buyer’s representations and warranties contained in this Section 28. Sellers shall indemnify, defend, and hold Buyer harmless from and against any losses, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and costs) incurred by Buyer by reason of any actual or alleged breach or inaccuracy of any Seller’s representations and warranties contained in this Section 28. The provisions of this Section 28 shall survive the Closing without limitation.

29.     INTENTIONALLY OMITTED.

30.     RECORDATION NOT PERMITTED. In no event shall this Agreement or any memorandum hereof be recorded in the official or public records where the Property is located, and any such recordation or attempted recordation shall constitute a default under this Agreement by the party responsible for such recordation or attempted recordation.

31.     CONFIDENTIALITY. The parties acknowledge that the terms of this Agreement and the transaction described herein are of a confidential nature and shall not be disclosed except (a) to Buyer’s or Sellers’ respective affiliates, officers, directors, principals, members, employees, agents, attorneys, partners, accountants, lenders, investors (collectively, for purposes of this Section 31, the “Permitted Outside Parties”) or as required by law. No party shall make any public disclosure of the specific terms of this Agreement, except as required by law (including SEC regulations and NYSE requirements). In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to Permitted Outside Parties in connection with the transactions contemplated hereby. Except as required by applicable law, neither party shall issue any press release or make any statement to the media without the other party’s consent, which consent shall not be unreasonably withheld or delayed. (After Closing, either party may issue a press release or make any statement to the media without the other party’s consent.

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Notwithstanding anything in this Agreement to the contrary, Buyer may disclose the terms of this Agreement, the transaction contemplated hereby and information regarding the Property to the SEC and other parties as it deems necessary for the limited purpose of making a Form S-11 filing and/or any similar or related filing.

The provisions of this Section shall survive any termination of this Agreement.

32.     INFORMATION AND AUDIT COOPERATION. Sellers shall, at Buyer’s expense, reasonably cooperate with Buyer, Buyer’s designated representative and/or Buyer’s independent auditor and provide each access to the books and records of the Property and all related information regarding the Property, but only to the extent in Sellers’ possession, including, without limitation, three (3) calendar years of books and records of the Property, if available. At Closing, Sellers shall provide to Buyer a representation letter regarding the books and records of the Property, in substantially the form of Exhibit I attached hereto, in connection with auditing the Property in accordance with generally accepted auditing standards (the “Audit Letter”). At Buyer’s request, at any time within one (1) year after the Closing, Sellers, at no cost to Sellers, shall provide Buyer with such additional books, records, representation letters and such other matters reasonably determined by Buyer as necessary to satisfy its or its affiliated parties' obligations as a real estate investment trust and/or the requirements (including, without limitations, any regulations) of the Securities and Exchange Commission. The provisions of this Section 32 shall survive the Closing.

33.     JOINT AND SEVERAL LIABILITY OF SELLERS. Each Seller shall be jointly and severally liable for the rights, covenants, obligations and warranties and representations of each other Seller as contained herein and the actions of any person (including another Seller) or third party shall in no way affect such joint and several liability. Notwithstanding anything to the contrary, the maximum liability of Sellers and Guarantor in connection with the transaction contemplated herein (including, but not limited to, any and all liabilities arising under or as a result of the representations, warranties, indemnities, covenants and other provisions of this Agreement and the related the documents to be executed and delivered at Closing or any default thereunder) shall not exceed Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) in the aggregate as to any one or more of the Sellers and/or the Guarantor. Notwithstanding the foregoing, the limitation of Sellers’ liability set forth in this Section 33 shall not apply to any liabilities or obligations of Sellers under Sections 7, 10, 21, or 28, or any Seller liability for claims brought under applicable law based on fraud or intentional misrepresentation. The provisions of this Section 33 shall survive Closing.

34.     WAIVER OF JURY TRIAL. TO THE EXTENTS PERMITTED BY LAW, SELLERS AND BUYER HEREBY EXPRESSLY WAIVE THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIM (I) ARISING UNDER ANY OF THE DOCUMENTS TO BE EXECUTED AND DELIVERED AT CLOSING, OR (II) CONNECTED WITH OR RELATED TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING. SELLERS OR BUYER MAY FILE AN ORIGINAL OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE FOREGOING WAIVER.

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35.     NON-WAIVER. No waiver of any provision of this Agreement shall be deemed to have been made unless it is expressed in writing and signed by the party charged with making the waiver. No delay or omission in the exercise of any right or remedy accruing upon a breach of this Agreement shall impair such right or remedy or be construed as a waiver of such breach. The waiver of any breach of this Agreement shall not be deemed to be a waiver of any other breach hereof.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the parties hereto have executed one or more copies of this Agreement as a sealed instrument the day and year first above written.

SELLERS:	VK 3940 STERN, LLC,
an Illinois limited liability company

	By:	VK INDUSTRIAL I, LP, its manager

	By:	VK INDUSTRIAL I GP, LLC, its general partner

	By:	Venture One VK, LLC, its co-manager

By: /s/ Roy Splansky
Name: Roy Splansky
Its: Manager

VK 1875 HOLMES, LLC,
an Illinois limited liability company

	By:	VK INDUSTRIAL I, LP, its manager

	By:	VK INDUSTRIAL I GP, LLC, its general partner

	By:	Venture One VK, LLC, its co-manager

By: /s/ Roy Splansky
Name: Roy Splansky
Its: Manager

VK 2401, LLC,
an Illinois limited liability company

	By:	VK INDUSTRIAL I, LP, its manager

	By:	VK INDUSTRIAL I GP, LLC, its general partner

	By:	Venture One VK, LLC, its co-manager

By: /s/ Roy Splansky
Name: Roy Splansky
Its: Manager

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VK 11351 183rd, LLC,
an Illinois limited liability company

By:	VK INDUSTRIAL I, LP, its manager

By:	VK INDUSTRIAL I GP, LLC, its general partner

By:	Venture One VK, LLC, its co-manager

By: /s/ Roy Splansky
Name: Roy Splansky
Its: Manager

VK 189 SEEGERS, LLC,
an Illinois limited liability company

By:	VK INDUSTRIAL I, LP, its manager

By:	VK INDUSTRIAL I GP, LLC, its general partner

By:	Venture One VK, LLC, its co-manager

By: /s/ Roy Splansky
Name: Roy Splansky
Its: Manager

VK 1355 HOLMES, LLC,
an Illinois limited liability company

By:	VK INDUSTRIAL I, LP, its manager

By:	VK INDUSTRIAL I GP, LLC, its general partner

By:	Venture One VK, LLC, its co-manager

By: /s/ Roy Splansky
Name: Roy Splansky
Its: Manager
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BUYER:	PLYMOUTH INDUSTRIAL REIT, INC.,
a Maryland corporation

	By:	/s/ Pendleton P. White, Jr.
Name: Pendleton P. White, Jr.
Title: President

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EXHIBIT A-1

LEGAL DESCRIPTION OF THE 3940 Stern avenue parcel

LOTS 4 AND 5, TOGETHER WITH THE EASTERLY 24.35 FEET OF LOT 3, ALL IN UNIT NO. 3-B, THE "ST. CHARLES" ILLINOIS INDUSTRIAL DEVELOPMENT OF THE CENTRAL MANUFACTURING DISTRICT, BEING A SUBDIVISION OF ALL OF LOT 1, A PART OF LOT 2 AND ALL OF LOTS 18 AND 19 IN UNIT NO. 3-A, THE "ST. CHARLES" ILLINOIS INDUSTRIAL DEVELOPMENT OF THE CENTRAL MANUFACTURING DISTRICT, BEING A SUBDIVISION OF PART OF THE NORTH ½ OF SECTION 36, TOWNSHIP 40 NORTH, RANGE 8, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN KANE COUNTY, ILLINOIS.

EXHIBIT A-1

EXHIBIT A-2

LEGAL DESCRIPTION OF THE 1875 holmes road parcel

THE WEST 12.71 FEET OF LOT 8, ALL OF LOT 9 AND LOT 10 (EXCEPT THE WEST 45 FEET THEREOF) IN JAYNES INDUSTRIAL PARK, IN THE CITY OF ELGIN, KANE COUNTY, ILLINOIS.

EXHIBIT A-2

EXHIBIT A-3

LEGAL DESCRIPTION OF THE 2401 Commerce drive parcel

LOTS 8 AND 9 IN LINCOLN COMMERCE CENTER RESUBDIVISION NO. 1 BEING A RESUBDIVISION OF BLOCK 2 IN LINCOLN COMMERCE CENTER OF PART OF THE SOUTHEAST QUARTER OF SECTION 12 AND THE NORTHEAST QUARTER OF SECTION 13, TOWNSHIP 44 NORTH, RANGE 10, EAST OF THE THIRD PRICIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID RESUBDIVISION RECORDED JULY 15, 1991 AS DOCUMENT 3039971, IN LAKE COUNTY, ILLINOIS.

EXHIBIT A-3

EXHIBIT A-4

LEGAL DESCRIPTION OF THE 11351 W. 183rd Street Parcel

LOTS 1, 2 AND 3 IN DISTINCTIVE OFFICE BUILDING SUBDIVISION, BEING A RESUBDIVISION IN THE EAST 1/2 OF THE NORTHEAST 1/4 OF SECTION 6, TOWNSHIP 35 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED NOVEMBER 5, 2008 AS DOCUMENT NO. R2008 -134244, IN WILL COUNTY, ILLINOIS.

EXHIBIT A-4

EXHIBIT A-5

LEGAL DESCRIPTION OF THE 189 Seegers road parcel

PARCEL 1:

LOT 81 (EXCEPT THE SOUTH 79 FEET THEREOF) IN HIGGINS INDUSTRIAL PARK UNIT 54, BEING A SUBDIVISION IN THE WEST 1/2 OF THE SOUTHEAST 1/4 OF SECTION 22, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

THE SOUTH 79.0 FEET OF LOT 81 IN HIGGINS INDUSTRIAL PARK UNIT 54, BEING A SUBDIVISION IN THE WEST 1/2 OF THE SOUTHEAST 1/4 OF SECTION 22, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

EXHIBIT A-5

EXHIBIT A-6

LEGAL DESCRIPTION OF THE 1355 holmes road parcel

LOT 10 OF FIRST ADDITION TO MILLER-DAVIS RESEARCH AND INDUSTRIAL CENTER, BEING A SUBDIVISION OF PART OF THE SOUTH EAST ¼ OF SECTION 32 AND PART OF THE SOUTHWEST ¼ OF SECTION 33, TOWNSHIP 42 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN THE CITY OF ELGIN, KANE COUNTY, ILLINOIS, ACCORDING TO THE PLAT THEREOF RECORDED IN THE RECORDER' S OFFICE OF KANE COUNTY, ILLINOIS, OCTOBER 31, 1971 AS DOCUMENT 1206526.

EXHIBIT A-6

EXHIBIT B

DOCUMENTS

1.	Operating Statements. Operating statements of the Property for the 3 years preceding the date of this Agreement and the current year-to-date (“Operating Statements”). Copies of all of Sellers’ books and records with respect to the Property.
2.	Management and/or Leasing Agreements. Copies of any management and/or leasing agreements under which the Property is managed and/or leased.
3.	Tax Statements. Copies or a summary of ad valorem tax statements for the current or most recently available tax period and for the prior 36 months including the Property’s tax identification number(s); and latest value renditions.
4.	Insurance. Copies of Sellers’ certificates of insurance for the Property, all insurance policies, a loss history, a list of any current claims relating to the Property, and any notices received by Sellers from insurance carriers within the last 12 months.
5.	Budget. Sellers’ most recent budget for the Property, including the forthcoming year, if applicable.
6.	Service Contracts. A list together with copies of all management, leasing, security, maintenance, service, supply, equipment rental and other contracts related to the operation of the Property (“Service Contracts”).
7.	Proceedings. Copies of any documents or materials relating to any current litigation, investigation, condemnation, or other proceeding pending or threatened against Sellers or affecting the Property.
8.	Tangible Personal Property. A current inventory of all tangible personal property and fixtures owned by Sellers.
9.	Maintenance Records. All maintenance work orders for the prior 12 months.
10.	List of Capital Improvements. A list of all capital improvements performed on the Property within the prior 24 months.
11.	Reports. Any environmental, geotechnical, soil, engineering and drainage reports, assessments, audits and surveys.
12.	As-Built Survey; Title Policy. All existing as-built surveys of the Property; and all existing title policies related to the Property.
13.	Site Plans. All site plans relating to the Property.
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14.	As-Built Plans and Specifications. All as-built construction, architectural, mechanical, electrical, plumbing, landscaping and grading plans and specifications relating to the Property.
15.	Permits and Warranties. Copies of all warranties and guaranties (including without limitation any roof warranty), permits, certificates of occupancy, licenses and other approvals related to the Property.
16.	General. Certificate of Occupancy.
17.	Financial Statements. Copies of financial statements reflecting the operation of the Property for the prior 5 calendar years, including statements of cash flow and year-end balance sheets, and statements of income, expense, accounts payable and accounts receivable for each such year, each prepared in accordance with generally accepted accounting principles consistently applied, and fairly presenting the financial position of Sellers with respect to the Property at the end of each such year and the results of the operations thereof for such year.
18.	Leases and Rent Roll. Copies of all Leases and any amendments thereto.
19.	Commission Schedule and Agreements. A schedule (“Commission Schedule”) and copies of all commission agreements related to the Leases or the Property.
20.	Financial Statements for Tenants. Copies of financial statements for each tenant at the Property for the prior 3 years.

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EXHIBIT C

FORM OF TENANT ESTOPPEL CERTIFICATE

___________, 2014

The undersigned (“Tenant”), hereby states, certifies and affirms the following with respect to the possible sale of the Property (as defined below) to _________________, a ________________, and its successors and assigns (the “Buyer”), with the knowledge and intent that the Buyer shall rely hereon:

1.     The Tenant, as the tenant, and ____________ (“Landlord”), as the landlord, are parties to that certain lease dated ________________ __, ____ (“Original Lease”), whereby the Tenant leased approximately ________ square feet of space (the “Leased Premises”) in a portion of the Property known as ___________________________________, and more particularly described in the Original Lease (the “Property”).

2.     The Original Lease has not been amended or modified in any respect whatsoever except for the amendments or modifications listed on Exhibit A attached hereto, if any (collectively with the Original Lease, hereinafter referred to as the “Lease”) and constitutes the complete agreement between the Landlord and the Tenant with respect to the Leased Premises.

3.     The minimum rent currently payable under the Lease is in the amount of $___________ per month which has been paid through ___________, 2014; and except for the current month, no rent has been paid in advance. Excluding electricity charges, Tenant’s pro rata share of operating expenses, real estate taxes and other “pass-through” charges [in excess for the amount of such charges during the base year] is __________% and is currently paying $______ per month in additional rent for estimated “pass through” charges.

4.     Tenant has no current known claims, counterclaims, defenses or setoffs against Landlord or to the payment of rent or other charges arising from the Lease or otherwise, nor is Tenant entitled to any tenant improvement allowance or other concession payment from Landlord or any free rent for any period after the date of this certification except as follows: (state none, if applicable) _______________.

5.     The Tenant has accepted and is in possession of the Leased Premises. All improvements, alterations and space required to be furnished by Landlord pursuant to the Lease have been completed, all sums required to be paid by Landlord to Tenant in connection with the improvements (including, without limitation, any tenant allowance or rebate) have been paid in full, and all other conditions precedent to the commencement of the term of the Lease have been satisfied.

The term of the Lease commenced on _____________, ____, and the current term is scheduled to expire on _____________, 20__. Except as set forth in the Lease, the Tenant does not have (i) a right to renew the Lease, or (ii) any option to expand the Leased Premises. Tenant has no right or option to purchase any part of the Leased Premises or the Property.

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6.     To Tenant’s knowledge, there is no event of default nor any fact or circumstance that, with the giving of notice or the passage of time or both, would constitute an event of default under the Lease by Landlord or Tenant.

7.     Tenant has paid to Landlord, and Landlord is holding on behalf of Tenant, a security deposit in the amount of $__________________ and in the form of ____________.

8.     No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

9.     The address of Tenant for receipt of notices is as set forth in the Lease.

10.     Neither the Lease nor the Leased Premises have been sublet, assigned, mortgaged or encumbered (in whole or in part), except as follows: (state none, if applicable) ____________.

11.     To Tenant’s actual knowledge, Tenant has not generated, used, stored, spilled, or disposed of, or released any Hazardous Substances at, on or in the Leased Premises in violation of any applicable law or which requires a cleanup or remediation or reporting to a governmental body under any applicable law. “Hazardous Substances” shall not include those materials that are technically within the definition provided for in the Lease but that are contained in prepackaged office supplies, cleaning materials, or personal grooming items or other items that are sold for consumer or commercial use and typically used in other similar buildings or space.

12.     This certification shall be binding upon Tenant and shall inure to the benefit of Landlord, Buyer and any lender (“Lender”) to Buyer (or to Buyer’s owners), each of the respective successors and assigns of Landlord, Buyer and Lender, and all parties claiming through or under such persons or any such successor or assign; and Tenant acknowledges that Buyer is purchasing the Property in reliance on this certification.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed as of the ___ day of ____________, 2014.

TENANT:

______________________, a ____________

By: _______________________

Name:

Title:

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[If there is a guaranty of Lease, please add the following:

Guarantor hereby expressly ratifies and confirms its obligations under that certain [insert name of guaranty document dated ____________ __, 20__, as guarantor of the Lease.

GUARANTOR:

______________________, a(n) ____________

By: _______________________

Name:

Title:

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EXHIBIT A TO TENANT ESTOPPEL

[LIST OF AMENDMENTS AND MODIFICATIONS]

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EXHIBIT D

FORM OF SPECIAL WARRANTY DEED

This Document Prepared By: Keith J. Wenk. Esq. Mason, Wenk & Berman, L.L.C. 1033 Skokie Boulevard, Suite 250 Northbrook, Illinois 60062 After Recording Return To:
SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE ONLY

SPECIAL WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS, that VK ______________, LLC, an Illinois limited liability company (hereinafter the "Grantor"), having its principal place of business at 250 Parkway Dr., Suite 370, Lincolnshire, IL 60069, for the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby GRANTS, BARGAINS AND SELLS to _______________________ (the "Grantee"), having an address of ____________________________, and its successors and assigns forever, the land situated in the County of __________, State of Illinois legally described on Exhibit A attached hereto and made a part hereof (the “Property”).

Common Address: ____________________, Illinois

TO HAVE AND TO HOLD the Property, together with all and singular the privileges and appurtenances belonging thereto or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever, of the Grantor, either in law or equity, of, in and to the Property, with the hereditaments and appurtenances, unto the said Grantee, its successors and assigns forever.

Grantor, for itself and its successors, represents and warrants that the Property has not been alienated or encumbered by Grantor in any way whatsoever, EXCEPT FOR AND SUBJECT TO those matters described on Exhibit B attached hereto and made a part hereof (the "Permitted Exceptions"); and that Grantor WILL WARRANT AND DEFEND the Property against all persons lawfully claiming, or to claim the same, by, through or under Grantor, subject to the Permitted Exceptions.

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IN WITNESS WHEREOF, VK 1085 Peace, LLC, an Illinois limited liability company, has caused this Special Warranty Deed to be executed as of this day of __________, 2014.

VK ________________, LLC,
an Illinois limited liability company

By:	VK INDUSTRIAL I, LP, its manager

By:	VK INDUSTRIAL I GP, LLC, its general partner

By:	Venture One VK, LLC, its co-manager

By:
Its:

Mail Future Tax Bills To:

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

I, the undersigned, a Notary Public in said County in the State aforesaid, DO HEREBY CERTIFY that Roy Splansky, being a manager of VENTURE ONE VK, LLC, an Illinois limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such s/he signed and delivered the said instrument as her/his free and voluntary act, and as the free and voluntary act and deed of said limited liability company, for the uses and purposes therein set forth.

Given under my hand and notarial seal, this day of _____________, 2014.

___________________________________

Notary Public

My commission expires:	[seal]

___________________________________

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Exhibit A

Legal Description

P.I.N.:

ADDRESS:

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Exhibit B

Permitted Exceptions

TAXES FOR THE YEARS 2013 AND SUBSEQUENT YEARS, WHICH ARE NOT YET DUE AND PAYABLE

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EXHIBIT E

BILL OF SALE, BLANKET CONVEYANCE

AND ASSIGNMENT

This Bill of Sale, Blanket Conveyance and Assignment (this “Assignment”) is executed by VK _____________, LLC, an Illinois limited liability company (“Assignor”) to and for the benefit of ____________ (“Assignee”).

RECITALS

WHEREAS, concurrently herewith Assignor is conveying to Assignee by Special Warranty Deed of even date herewith that certain real property (the “Property”) more particularly described on Exhibit A attached hereto and incorporated herein for all purposes; and

WHEREAS, in connection with the conveyance of the Property, Assignor intends to sell, assign and convey unto Assignee the Assigned Properties (defined below).

NOW, THEREFORE, in consideration of the foregoing and Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor and Assignee hereby act and agree as follows:

1.     Conveyance. Assignor does hereby ASSIGN, TRANSFER, CONVEY, SET OVER and DELIVER to Assignee, its successors and assigns, the following properties (collectively, the “Assigned Properties”):

(a)     Any and all personal property, equipment, appliances, furniture, furnishings, building materials, improvements, and other personalty of whatever kind or character owned by Assignor, if any, lying and being situated at, incidental to, appurtenant to, or associated or used in connection with the ownership, use, operation, repair and maintenance of the Property, including all fixtures and other property affixed thereto, including without limitation, all heating, air conditioning, plumbing, lighting, communications, elevators and kitchen, medical, dental or rehabilitation fixtures, all gas and electric fixtures, appliances and wiring, engines, boilers, elevators, escalators, incinerators, motors, dynamos, heating and air conditioning equipment, sinks, water closets, basins, pipes, electrical systems, faucets, fire prevention and extinguishing apparatus, central music and public address systems, burglar alarms, security systems and equipment, and other furnishings and decor equipment, spare parts, materials, and supplies for the ownership, use, operation, maintenance, and repair of the Property or the personal property referred to herein or both, tools, supplies, and all other personal property owned by Assignor which is located on and is used in connection with the ownership, use, operation, maintenance, or repair of the Property or the personal property referred to herein or both whether tangible or intangible, paving, curbing, trees, shrubs, plants and other improvements and landscaping of every kind and nature, expressly excluding any personal property, equipment, appliances, furniture, furnishings, building materials, improvements, and other personalty of whatever kind or character owned by Tenant (collectively, the “Personalty”).

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(b)     Rights in and to trade names and all good will, if any, all certificates, franchises, trademarks, symbols, service marks, domain names pertaining exclusively to the Property, if any, books, records, plans, specifications, designs, drawings, licenses, business licenses, state health department licenses, licenses to conduct business, certificates of need and all other permits, licenses, approvals, authorizations and rights obtained from any governmental, quasi-governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy of the Property, if any, and to the extent they are assignable.

(c)     To the extent assignable, all of Assignor’s rights, if any, in and to utility arrangements (except as expressly set forth herein), warranties, guarantees, indemnities, claims, licenses, applications, permits, governmental approvals, plans, drawings, specifications, surveys, maps, licenses, authorizations, applications and permits.

TO HAVE AND TO HOLD the Assigned Properties unto Assignee, and Assignee’s successors and assigns forever, and Assignor does hereby bind Assignor, and Assignor’s successors and assigns, to WARRANT and FOREVER DEFEND, all and singular the Assigned Properties unto Assignee, and Assignee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof by, through and under Assignor but not otherwise.

2.     Counterparts; Governing Law; Successors and Assigns; Authority. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument. This Assignment shall be construed and enforced in accordance with and governed by the internal laws of the State of Illinois. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns. Each of Assignor and Assignee represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individuals signing this Assignment each represent and warrant that he or she is fully empowered and authorized to do so.

3.     Further Assurances. The parties agree to take all such further actions and execute, acknowledge and deliver all such further documents that are reasonably necessary or useful in carrying out the purposes of this Assignment.

[The balance of this page is intentionally left blank]

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IN WITNESS WHEREOF, this Assignment is executed as of this ____ day of March, 2013.

ASSIGNOR:

VK ________________, LLC,
an Illinois limited liability company

By:	VK INDUSTRIAL I, LP, its manager

By:	VK INDUSTRIAL I GP, LLC, its general partner

By:	Venture One VK, LLC, its co-manager

By:
Its:

ASSIGNEE:

By:
Name:
Title:

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EXHIBIT A

Legal Description

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EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF LEASES

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing Date (as hereinafter defined), ________________, a __________________ (“Assignor”), does hereby assign, sell, transfer, set over and deliver to ___________ (“Assignee”), all of the its right, title and interest in and to the leases more particularly described on Exhibit A attached hereto and incorporated herein, all of which are in full force and effect (the “Leases”), together with all guaranties of the Leases and all unapplied security deposits, prepaid rentals, unapplied cleaning fees and other unapplied deposits paid or deposited by any tenant thereunder to Assignor, as landlord, or any other person on Assignor’s behalf pursuant to the Leases (together with any interest which has accrued for the account of the respective tenant). The Leases affect the real property described on Exhibit B attached hereto and made a part hereof (the “Real Property”).

Assignee hereby accepts the foregoing assignment and assumes and agrees to perform and observe all of the obligations, covenants, terms and conditions to be performed or observed by Assignor under the Leases arising from and after the Closing Date.

Assignor hereby acknowledges that Assignor has retained, and Assignee shall not assume or be responsible for, any of the obligations, covenants, terms and conditions of the Leases, with respect to obligations to be performed or observed by the landlord thereunder arising at any time prior to the Closing Date or rights accruing to landlord prior to the Closing Date.

Assignee hereby acknowledges that Assignee has assumed and Assignor shall not retain or be responsible for any of the obligations, covenants, terms and conditions of the Approved Contracts to be performed or observed by Assignee thereunder arising at any time after the Closing Date.

Assignor hereby agrees to protect, defend, indemnify Assignee and its successors, assigns, affiliates, directors, officers, employees and partners of any of them, and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense (including, without limitation, reasonable attorneys’ fees and costs and court costs) incurred by Assignee incident to, resulting from, or in any way arising out of any failure by Assignor to perform and observe the obligations, covenants, terms and conditions retained by Assignor hereunder. Assignee hereby agrees to protect, defend, indemnify Assignor and its successors, assigns, affiliates, directors, officers, employees and partners of any of them and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, costs, or expense (including, without limitation, reasonable attorneys’ fees and costs and court costs) incurred by the Assignor incident to, resulting from, or in any way arising out of any failure by Assignee to perform and observe the obligations, covenants, terms and conditions assumed by Assignee hereunder; provided, however, that to the extent Assignor has delivered tenant security deposits to Assignee and complied with applicable law, Assignor shall have no further liability for the return of such delivered tenant security deposits. Each of the parties hereto further agrees, upon notice from the other, to contest any demand, claim, suit, or action against which each party has hereinabove agreed to indemnify and hold the other and all such other parties harmless, and to defend any action that may be brought in connection with any such demand, claim, suit, or action, or with respect to which each party has hereinabove agreed to hold the other and all such other parties harmless, and to bear all costs and expenses of such contest and defense. The indemnities set forth herein shall be deemed to be material and shall survive the Closing Date.

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Assignor and Assignee shall, at any time and from time to time, upon the reasonable request of the other, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Assignee any and all of the interests and assets hereby transferred to Assignee.

As used herein, “Closing Date” shall have the meaning assigned to that term in that certain Purchase and Sale Agreement and Escrow Instructions dated as of ___________, 2014 between Assignor and Assignee.

This Assignment and Assumption of Leases may be executed in counterparts with the same effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Assignment and Assumption of Leases.

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IN WITNESS WHEREOF, this Assignment and Assumption of Leases has been executed by Assignor and Assignee and is effective as of the Closing Date.

ASSIGNOR:

By:

Name:

Title:

ASSIGNEE:

By:

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Exhibit A

Leases

F-4

Exhibit B

Legal Description

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EXHIBIT G

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing Date (as hereinafter defined), _____________, a __________ ____________ (“Assignor”), does hereby assign, sell, transfer, set over and deliver to _____________________________, a _______________ (“Assignee”), all of Assignor’s right, title and interest in and to the contracts described on Exhibit A attached hereto and made a part hereof (the “Approved Contracts”).

Assignee hereby accepts the foregoing assignment and assumes and agrees to perform and observe all of the obligations, covenants, terms and conditions to be performed or observed by Assignor under the Approved Contracts arising from and after the Closing Date.

Assignor hereby acknowledges that Assignor has retained and Assignee shall not assume or be responsible for any of the obligations, covenants, terms and conditions of the Approved Contracts to be performed or observed by Assignor thereunder arising at any time prior to the Closing Date.

Assignor hereby agrees to protect, defend, indemnify Assignee and its successors, assigns, affiliates, directors, officers, employees and partners of any of them, and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost or expense (including, without limitation, reasonable attorneys’ fees and court costs) incurred by Assignee incident to, resulting from, or in any way arising out of any failure by Assignor to perform and observe the obligations, covenants, terms and conditions retained by Assignor hereunder. Assignee hereby agrees to protect, defend, indemnify Assignor and its successors, assigns, affiliates, directors, officers, employees and partners of any of them and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, costs, or expense (including, without limitation, reasonable attorneys’ fees and court costs) incurred by the Assignor incident to, resulting from, or in any way arising out of any failure by Assignee to perform and observe the obligations, covenants, terms and conditions assumed by Assignee hereunder. Each of the parties hereto further agrees, upon notice from the other, to contest any demand, claim, suit, or action against which each party has hereinabove agreed to indemnify and hold the other and all such other parties harmless, and to defend any action that may be brought in connection with any such demand, claim, suit, or action, or with respect to which each party has hereinabove agreed to hold the other and all such other parties harmless, and to bear all costs and expenses of such contest and defense. The indemnities set forth herein shall be deemed to be material and shall survive the Closing Date.

Assignor shall, at any time and from time to time, upon the reasonable request of Assignee, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be reasonably necessary to give effect to the transactions hereby consummated and to collect and reduce to the possession of Assignee any and all of the interests and assets hereby transferred to Assignee.

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As used herein, “Closing Date” shall have the meaning assigned to that term in that certain Purchase and Sale Agreement and Escrow Instructions dated as of ________________, 2014 between Assignor, Assignee and the other parties named therein.

This Assignment and Assumption of Contracts may be executed in counterparts with the same effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Assignment and Assumption of Contracts.

IN WITNESS WHEREOF, this Assignment and Assumption of Contracts has been executed by Assignor and Assignee and is effective as of the Closing Date.

ASSIGNOR:

a _______	____________________________________

By:

Name:

Title:

ASSIGNEE:

By:

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Exhibit A

Approved Contracts

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EXHIBIT H

FIRPTA AFFIDAVIT

SELLER’S FIRPTA CERTIFICATE

To inform [___________________________] (the “Transferee”) that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”) will not be required by _________, a ___________company (the “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:

1.     The Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.     The Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);

3.     The Transferor’s U.S. employer or tax (social security) identification number is __________________; and

4.     The Transferor’s address is [].

The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Dated: _______________, 2014	[_____________], a [__________] By: ___________________________ ___________________________ ___________________________

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EXHIBIT I

AUDIT LETTER

Marcum LLP

117 Kendrick Street, Suite 800

Needham, MA 02494

[Current Date]

Ladies and Gentlemen:

We are providing this letter in connection with your audit of the Statement of Revenue over Certain Operating Expenses (“Statement”) of [The Property’s Name] (the “Property”) for the year ended December 31, 201__ for the purpose of expressing an opinion as to whether the Statement presents fairly, in all material respects, the revenue and certain operating expenses in conformity with the accrual method of accounting.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

We confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

1.	We have made available to you all financial records and related data.
2.	There are no:
a.	Violations or possible violations of laws or regulations, whose effects should be considered for disclosure in the Statement or as a basis for recording a loss contingency.
b.	Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with FASB Accounting Standards Codification (ASC) 450, Contingencies.
c.	Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by FASB ASC 450, Contingencies.
d.	Material transactions that have not been properly recorded in the accounting records underlying the Statement.
e.	Events that have occurred subsequent to the Statement date and through the date of this letter that would require adjustment to or disclosure in the Statement.
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3.	We acknowledge our responsibility for the design and implementation of programs and controls to prevent, deter and detect fraud. We understand that the term “fraud” includes misstatements arising from fraudulent financial reporting and misstatements arising from misappropriation of assets.
4.	We have no knowledge of any fraud or suspected fraud affecting the entity involving:
a.	Management,
b.	Employees who have significant roles in internal control over financial reporting, or
c.	Others where the fraud could have a material effect on the Statement.
5.	We have no knowledge of any allegations of fraud or suspected fraud affecting the entity received in communications from employees, former employees, or others.
6.	We have no knowledge of any officer or director of the Property, or any other person acting under the direction thereof, having taken any action to fraudulently influence, coerce, manipulate or mislead you during your audit.
7.	The Property has complied with all aspects of contractual agreements that would have a material effect on the Statement in the event of noncompliance.
8.	All income from operating leases is included as revenue in the Statement. No other forms of revenue are included in the Statement.

Further, we confirm that we are responsible for the fair presentation in the Statement of the results of revenue over certain operating expenses for the year ended December 31, 2012 in conformity with the accrual method of accounting.

Very truly yours,

[Seller]

By: ________________________________

Insert Name and Title (individual signing the purchase and sale agreement)

and

By: ________________________________

Insert Name and Title (primary accounting decision maker)

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EXHIBIT J

SELLER CLOSING CERTIFICATE

This Certificate (“Certificate”) is furnished pursuant to __________ of that certain Purchase and Sale Agreement dated as of May ___, 2014 (the “Agreement”) by and between _________________, a _________ _________ (“Seller”), and _____________________, a ____________ company (“Buyer”).

Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.

The undersigned hereby certifies that they are familiar with the Agreement, have made such investigations as they have deemed necessary to enable them to deliver this Certificate and, based thereon, further certifies on behalf of Seller that:

All of the representations and warranties made by Seller in Section 12 of the Agreement are true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date.

The foregoing certifications are made and delivered this ___ day of _________, 2014.

SELLER:

_______________________,

a ______________________

By: ________________________________

Name:

Title:

Date: _____________________

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EXHIBIT K

EXISTING CONTRACTS

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EXHIBIT L

EXISTING LEASES

The Property occupied by 8 tenants under 8 Leases. The following information is included below for each of these 8 tenants/Leases:

a.	Amount of the space leased to tenant
b.	List of all leases documents including all dates
c.	Term of Lease with commencement and expiration dates
d.	Annual rental
e.	Annual reimbursements for taxes, CAM, merchants’ association, and other expenses, if applicable
f.	Unapplied free rent or other concessions
g.	All Tenant Inducement Costs
h.	Dates through which rental has been paid
i.	Rental collected in advance
j.	Security deposit and interest accrued thereon, if applicable.

Information by Tenant/Lease

1.	Colony – 3940 Stern
a.	146,798 square feet
b.	Colony, Inc D/B/A Colony Display Systems Manufacturing Lease dated 12/19/11
c.	December 19, 2011 thru December 31, 2016
d.	Current Annual Rent $539,804
e.	Insurance: $15,564.00 / RET: $143,712.00
f.	None
g.	None
h.	7/31/2014
i.	$0.00
j.	$85,632.16

2.	Amtec – 1875 Holmes
a.	134,415 square feet
b.	-North American Acquisition Corporation D/B/A Amtec Precision Products Lease dated 10/1/09

-North American Acquisition Corporation D/B/A Amtec Precision Products First Amendment to Lease dated 10/1/09

c.	October 1, 2009 thru October 31, 2019
d.	Current Annual Rent $571,263
e.	RET: $146,208.00
f.	None
g.	None
h.	7/31/2014 (outstanding amount of $8,277.44 – previous reconciliation)
i.	$0.00
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j.	$190,000.00

3.	VW Credit – 2401 Commerce
a.	18,510 square feet
b.	-VW Credit Inc. Lease dated 6/15/11

-VW Credit Inc. First Amendment to Lease dated 6/6/14

c.	8/15/2011 thru December 31, 2016
d.	$115,560.12 through 8/31/14
e.	CAM: $18,060.00 / Insurance: $1,692.00 / RET: $21,528.00 (Yardi amounts)
f.	None
g.	Landlord Improvements are completed except for a door frame on order and the parking lot resurfacing is in for permit. Expected completion of both early August. Total amount of Tenant Inducement Costs under this Lease is approximately $128,000 (which all relates to the aforementioned work), of which $128,000 remains outstanding as of the Effective Date.
h.	Rent and Additional Rent paid through 07/31/14. 2013 True up of $4,800.20 expected with August 2014 payment
i.	$0.00
j.	$0.00 (not required)

4.	A-S Medication Solutions – 2401 Commerce
a.	60,265 square feet
b.	-A-S Medication Solutions, LLC Lease dated 2/27/09

-A-S Medication Solutions, LLC First Amendment to Lease dated 1/31/12

-A-S Medication Solutions, LLC Second Amendment to Lease dated 1/28/14

c.	January 1, 2012 thru December 31, 2021
d.	Current Annual Rent $423,905.94
e.	RET: $13,488
f.	None
g.	Landlord improvements completed 06/23/14. Tenant improvements expected completion August 2014. Total amount of Tenant Inducement Costs under this Lease is $141,972 (which all relates to the aforementioned work), of which $78,100 remains outstanding as of the Effective Date.
h.	07/31/14
i.	$0.00
j.	$50,000

5.	Insituform – 11351 W 183rd
a.	18,768 square feet
b.	Insituform Technologies USA, LLC Lease dated 8/17/12
c.	December 1, 2012 thru January 31, 2020
d.	Current Annual Rent $174,316
e.	CAM: $4,257.36 / Insurance: $3,120.00 / RET: $35,760.00
f.	None
g.	N/A
h.	7/31/2014
i.	$0.00
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j.	$14,194.00

6.	Midco-Bay – 189 Seegers
a.	25,000 square feet
b.	-Midco-Bay Insulation Inc. Lease dated 5/8/12

-Midco-Bay Insulation Inc. First Amendment to Lease dated 5/17/12

-Midco-Bay Insulation Inc. Second Amendment to Lease dated 11/13/13

c.	July 1, 2012 thru June 30, 2019
d.	Current Annual Rent $156,060.00
e.	CAM: $5,723.40 / Insurance: $3,435.24 / RET: $36,058.92
f.	None
g.	N/A
h.	6/30/2014
i.	$0.00
j.	$12,500.00

7.	Abrasive Form – 1355 Holmes
a.	42,535 square feet
b.	Abrasive Form Lease dated 12/14/12
c.	December 1, 2012 thru June 30, 2020
d.	Current Annual Rent $173,968.15
e.	CAM: $23,424.00 / Insurance: $2,612.00 / RET: 452,608.00
f.	None
g.	N/A
h.	6/30/2014
i.	Rent Concessions: $0.00 / Gas Credit: ($8,246.86)
j.	$38,350.00. However, Abrasive requested ½ the security deposit back (per the terms of the lease) which will be applied to August 2014 Rent.

8.	Amtec – 1355 Holmes
a.	39,921 square feet
b.	Amtec Molded Products, Inc. Lease dated 11/15/12
c.	January 1, 2013 thru April 30, 2025
d.	Current Annual Rent $197,608.95
e.	CAM: $15,612.00 / RET: $19,776.00
f.	None.
g.	N/A
h.	Base Rent paid through 7/31/14. Tenant RET of $10,983.64
i.	$0.00
j.	$17,500.00

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EXHIBIT m

RENT ROLLS

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EXHIBIT N

LIMITED GUARANTY

In connection with that certain Purchase and Sale Agreement and Escrow Instructions (the "Agreement") dated as of ______________, 2014 between __________________________, a _____________________________ (collectively, "Seller"), and ___________________________, a ________________ ("Buyer"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, VK Industrial I, LP, a Delaware limited partnership ("Guarantor"), hereby unconditionally, absolutely and irrevocably guarantees (as a primary obligor and not merely as a surety) to Buyer, on this the ____ day of _________ 2014, the due and punctual payment and performance by Seller of its obligations, covenants, representations, warranties and indemnitees that survive the Closing as expressly set forth in the Agreement, and makes the following agreements with and in favor of Buyer:

(1)     All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Agreement.

(2)     Guarantor hereby absolutely, unilaterally, unconditionally and irrevocably guaranties to Buyer, notwithstanding any modification or alteration of the Agreement entered into by and between Buyer and Seller, to make the due and punctual payment of all money payable by Seller under the Agreement in an amount not to exceed Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00).

(3)     Guarantor hereby waives and agrees not to assert or to take advantage of (a) any right to require Buyer to proceed against or exhaust its recourse against Seller or any security for the performance of Seller’s obligations, (b) presentment, demand for payment, protest, or notice of acceptance of the Agreement, (c) all notice of nonperformance, nonpayment or nonobservance on the part of Seller of the terms, covenants, conditions and provisions of the Agreement, (d) notice or right to consent to any amendments to the Agreement or any of the documents to be executed and delivered by Seller at Closing, (e) any proceeding instituted under the Bankruptcy Code with respect to Seller, (f) any right of setoff or compensation against amounts due under this Guaranty, or (g) the right to interpose all substantive and procedural defenses of the law of guaranty, indemnification and suretyship.

(4)     Guarantor hereby represents and warrants as follows:

(a)     as of the date hereof, it directly or indirectly has invested in or controls Seller;

(b)     based upon such relationship, Guarantor has determined that it is in its best interest to enter into this Guaranty;

(c)     the benefits expected to be derived by Guarantor from its direct or indirect investment in Seller and from the consummation of the transactions contemplated by the Agreement are at least equal to the obligations undertaken by Guarantor pursuant to this Guaranty; and

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(d)     this Guaranty has been duly executed by Guarantor and constitutes Guarantor's legal, valid and binding obligation, enforceable against Guarantor in accordance with its terms.

(5)     Guarantor hereby consents and agrees that Buyer may at any time, and from time to time, without notice to or further consent from Guarantor, whether with or without consideration, modify the terms of the Agreement or take or fail to take any action of any type whatsoever. No such action which Buyer shall take or fail to take in connection with the Agreement or any security for the payment of the indebtedness of Seller to Buyer or for the performance of any obligations or undertakings of Seller, nor any course of dealing with Seller or any other person, shall release Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Buyer.

(6)     Without limiting the generality of the foregoing, the liability of Guarantor under this Guaranty shall not be deemed to have been waived, released, discharged, impaired or affected by reason of any waiver or failure to enforce any of the obligations of Seller against Seller under the Agreement or any discharge of Seller in any receivership, bankruptcy, winding-up or other creditors' proceedings or the rejection, disaffirmance or disclaimer of the Agreement by any party in any action or proceeding, and shall continue with respect to the periods prior thereto and thereafter. Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment under the Agreement is rescinded or must otherwise be restored by Buyer on the bankruptcy or reorganization of Seller.

(7)     This Guaranty shall be one of payment and not of collection. All of the terms, agreements and conditions of this Guaranty shall extend to and be binding upon Guarantor and its successors (however, Guarantor may not assign its obligations under this Guaranty in whole or in part), and shall inure to the benefit of and may be enforced by Buyer and its successors and assigns.

(8)     Any indebtedness of Seller now or hereafter held by Guarantor, including but not limited to any right to reimbursement of amounts paid by Guarantor hereunder, is hereby subordinated to the indebtedness of Seller and Guarantor to Buyer.

(9)     Each provision of this Guaranty shall be enforceable to the maximum extent not prohibited by law. If any provision or its application to any person or circumstance shall be invalid or unenforceable, the remaining provisions, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected. This Guaranty contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter and cannot be amended or supplemented, except by a written agreement signed by the parties hereto. This Guaranty may be executed in counterparts which together shall constitute the same instrument. This Guaranty shall be construed in accordance with the internal laws, and not the law of conflicts, of the State of Illinois.

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(10)     All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) Business Days after deposit, postage prepaid in the U.S. mail, (b) a nationally recognized and reputable messenger service or overnight courier, in which case notice shall be deemed delivered one (1) Business Day after deposit with such messenger or courier on or prior to 5:00 p.m., Eastern Standard Time (if deposited after such time, notice shall be deemed given upon receipt of the notice by the addressee), (c) electronic mail, in which case notice shall be deemed delivered as of the date and time that transmission to recipient was completed or (d) personal delivery with receipt acknowledged in writing, in which case notice shall be deemed delivered when received. The address of Buyer is as set forth for Buyer in the Agreement, and the address for Guarantor is in care of Seller, as set forth in the Agreement.

(11)     Subject to the terms of Section 2 above, in the event of any action or proceeding at law or in equity between Buyer and Guarantor, the prevailing party, in addition to such other relief as may be awarded, shall be entitled to recover from the unsuccessful party all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party.

(12)     Guarantor’s obligations hereunder shall survive until May 31, 2015. Notwithstanding the foregoing, if, on or before May 31, 2015, Buyer delivers written notice of a claim(s) to Seller, the Guarantor’s obligations with respect to such claim(s) shall continue until the earlier of (i) payment of such claim(s), (ii) final judgment issued by a court of competent jurisdiction regarding the claim(s) after all appeal periods have expired, or (iii) mutual agreement of Buyer and Seller and settlement of such claim(s).

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the ____ day of ________, 2014.

GUARANTOR:

VK INDUSTRIAL I, LP, a Delaware limited partnership

By:	VK Industrial I GP, LLC,
its general partner

	By:	Venture One VK I, LLC,
its co-manager

By: __________________________________
Its: __________________________________

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EXHIBIT O

DISCLOSURES

None.

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